                                                                  EXHIBIT 10.117

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                                Title of Document

                           FOURTH AMENDED AND RESTATED
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

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                        Name of Limited Liability Company

                             LIBERTYVILLE SL L.L.C.
                    (formerly LCOR/JV Libertyville SL L.L.C.)

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                                     Purpose

        ACQUIRE, DEVELOP, CONSTRUCT AND OPERATE A SENIOR LIVING FACILITY
       LOCATED AT 901 FLORSHEIM DRIVE IN LIBERTYVILLE, ILLINOIS AND KNOWN
                       AS "SPRING MEADOWS AT LIBERTYVILLE"

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                                Managing Members

                    CAPITAL SENIOR LIVING PROPERTIES 4, INC.
                             PAMI SENIOR LIVING INC.

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                                      Date

                             AS OF DECEMBER 20, 2002

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RECITALS              ..........................................................................................            1

ARTICLE I             FORMATION AND OTHER ORGANIZATIONAL MATTERS................................................            2
         Section 1.1       Continuation.........................................................................            2
         Section 1.2       Name.................................................................................            3
         Section 1.3       Term.................................................................................            3
         Section 1.4       Business and Purpose.................................................................            3
         Section 1.5       [Intentionally Omitted.].............................................................            3
         Section 1.6       Names and Addresses of Members.......................................................            3
         Section 1.7       Registered Office and Principal Place of Business....................................            3
         Section 1.8       Certain Definitions..................................................................            4

ARTICLE II            CERTAIN TAX AND ACCOUNTING MATTERS........................................................            4

ARTICLE III           CONTRIBUTIONS BY MEMBERS; FINANCING.......................................................            4

         Section 3.1       Capital Contributions................................................................            4
         Section 3.2       Recoupment of Capital Contributions..................................................            5
         Section 3.3       Capital and Memorandum Accounts......................................................            5
                  (a)      Previous.............................................................................            5
                  (b)      Current..............................................................................            5
                  (c)      Preparation and Attachment...........................................................            6
         Section 3.4       Senior Loan..........................................................................            6
                  (a)      Ratification.........................................................................            6
                  (b)      Escrow Funds.........................................................................            6
         Section 3.5       Mezzanine Loan.......................................................................            6
         Section 3.6       New Member Loans.....................................................................            7
         Section 3.7       Existing Member Loans................................................................            8
         Section 3.8       Purchase of Capital's Member Loans...................................................            8

ARTICLE IV            DISTRIBUTIONS TO MEMBERS..................................................................            9

         Section 4.1       Distributions of Available Cash from Operations and Net Capital
                           Transaction Proceeds.................................................................            9
         Section 4.2       Distributions of Capital.............................................................            9
         Section 4.3       Withholding Taxes with Respect to Members............................................            9

ARTICLE V             POWERS, RIGHTS AND DUTIES OF MEMBERS......................................................           10

         Section 5.1       Management...........................................................................           10
                  (a)      General..............................................................................           10
                  (b)      Managing Members.....................................................................           10
                  (c)      Regular Managing Member..............................................................           10
                  (d)      Removal of Regular Managing Member...................................................           10
                  (e)      "Bankruptcy Event"...................................................................           12
         Section 5.2       Major Decisions......................................................................           12
                  (a)      Making of Major Decisions............................................................           12
                  (b)      No Recourse Debt Without Consent of All Members......................................           12
                  (c)      Definition of Major Decision.........................................................           12
                  (d)      Major Decision Committee.............................................................           15
         Section 5.3       Annual Business Plan; Capital Expenditures...........................................           16
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                  (a)      Annual Business Plan.................................................................           16
                  (b)      Capital Expenditures.................................................................           16
         Section 5.4       Authority to Expend Additional Funds.................................................           17
         Section 5.5       Buy-Sell Provisions..................................................................           17
                  (a)      Normal...............................................................................           17
                  (b)      Special..............................................................................           19
         Section 5.6       Sale by Member.......................................................................           21
         Section 5.7       Asset Management.....................................................................           23
                  (a)      Duties...............................................................................           23
                  (b)      Fee..................................................................................           24
         Section 5.8       Conflicting Dispositions.............................................................           24
         Section 5.9       PAMI Authority to Act for Owner......................................................           24
                  (a)      Dual Roles of Capital................................................................           24
                  (b)      Approval of Amendments...............................................................           24
                  (c)      Action under Management Agreement....................................................           24
                  (d)      Replacement..........................................................................           25
                  (e)      Enforcement..........................................................................           25
         Section 5.10      Option to Provide Financing to Company...............................................           25
         Section 5.11      Other Activities.....................................................................           25
         Section 5.12      Liability of Members.................................................................           26
         Section 5.13      Indemnification......................................................................           26

ARTICLE VI            STATUS OF MEMBERS.........................................................................           28

         Section 6.1       Relationship of Members..............................................................           28
         Section 6.2       Liability of Members.................................................................           28
         Section 6.3       Dissolution of Member................................................................           29
         Section 6.4       Access to Records....................................................................           29

ARTICLE VII           TRANSFER OF MEMBERSHIP INTERESTS..........................................................           29

         Section 7.1       Restrictions on Transfer.............................................................           29
         Section 7.2       Permitted Transfers..................................................................           30
         Section 7.3       Effect of Assignment.................................................................           31
         Section 7.4       Substitute Member....................................................................           31
         Section 7.5       Further Requirements.................................................................           31

ARTICLE VIII          CERTAIN REMEDIES..........................................................................           32

         Section 8.1       No Partition.........................................................................           32
         Section 8.2       Litigation Without Termination.......................................................           32
         Section 8.3       Attorneys' Fees......................................................................           32
         Section 8.4       Cumulative Remedies..................................................................           32
         Section 8.5       No Waiver............................................................................           32

ARTICLE IX            DISSOLUTION OF COMPANY....................................................................           32

         Section 9.1       Section 9.1 Events Giving Rise to Dissolution........................................           32
         Section 9.2       Procedure............................................................................           33

ARTICLE X             REPRESENTATIONS, WARRANTIES AND COVENANTS.................................................           34

         Section 10.1      Ownership of Members.................................................................           34
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                                       ii
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                                   (continued)
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         Section 10.2      Performance by Capital.............................................................          34
         Section 10.3      Performance by PAMI................................................................          34
         Section 10.4      Compliance with Loan Terms.........................................................          35
         Section 10.5      Confidentiality....................................................................          35
         Section 10.6      Limitation of Liability............................................................          35
                  (a)      In Favor of PAMI and Affiliates....................................................          35
                  (b)      In Favor of Capital and Affiliates.................................................          35
         Section 10.7      Holding or Purchase of Company Debt................................................          36
         Section 10.8      Limitations on Responsibilities of PAMI and its Affiliates.........................          37

ARTICLE XI            MISCELLANEOUS...........................................................................          38

         Section 11.1      Notices............................................................................          38
         Section 11.2      Financial Reports..................................................................          39
         Section 11.3      Entire Agreement...................................................................          39
         Section 11.4      Amendments.........................................................................          39
         Section 11.5      Governing Law......................................................................          39
         Section 11.6      Arbitration........................................................................          39
         Section 11.7      Successors and Assigns.............................................................          40
         Section 11.8      Captions, Etc......................................................................          40
         Section 11.9      Severability.......................................................................          40
         Section 11.10     Counterparts.......................................................................          40
         Section 11.11     No Deficit Restoration.............................................................          40
         Section 11.12     Power of Attorney..................................................................          40
         Section 11.13     Principles of Construction.........................................................          41
         Section 11.14     No Third-Party Rights..............................................................          41
         Section 11.15     Further Assurances.................................................................          42
         Section 11.16     No Brokers.........................................................................          42

EXHIBITS

EXHIBIT A         DEFINITIONS.................................................................................          A-1
EXHIBIT B         CERTAIN TAX AND ACCOUNTING MATTERS..........................................................          B-1
EXHIBIT C         DESCRIPTION OF BUSINESS PROPERTY CONTRIBUTED
                  BY LCOR AND ASSIGNED AND ASSUMED AGREEMENTS.................................................          C-1
EXHIBIT D         ANNUAL BUSINESS PLAN AND BUDGET FOR FISCAL
                  YEAR 2002...................................................................................          D-1
EXHIBIT E         CAPITAL ACCOUNTS: LCOR AND PAMI - SECTION 3.3(a)............................................          E-1
EXHIBIT F         CAPITAL ACCOUNTS: CAPITAL AND PAMI - SECTION 3.3(b) ........................................          F-1
EXHIBIT G         FORM OF PROMISSORY NOTE EVIDENCING MEMBER LOANS.............................................          G-1
EXHIBIT H         MEMBER LOANS:  CAPITAL AND PAMI - SECTION 3.7...............................................          H-1
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                                      iii

      THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") of LIBERTYVILLE SL L.L.C. is made and entered into as of December 20, 2002, between CAPITAL SENIOR LIVING PROPERTIES 4, INC., a Delaware corporation ("Capital"), and PAMI SENIOR LIVING INC., a Delaware corporation ("PAMI"), as the Managing Members.

                                    RECITALS

      A. LCOR Incorporated formed LCOR Libertyville L.L.C. as a Delaware limited liability company ("Company") pursuant to the Certificate of Formation filed with the Secretary of State of Delaware on October 19, 1998 (the "Commencement Date") and that certain Operating Agreement dated as of October 19, 1998 ("Initial Agreement") under the provisions of the Delaware Limited Liability Company Act, as amended ("Delaware Act"), with LCOR Incorporated as the sole member.

      B. Pursuant to the terms of that certain Assignment of Member Interests, dated effective November 1, 1998, LCOR Incorporated assigned all its rights, title and interests in and to the Company to LCOR Senior Living L.L.C., a Delaware limited liability company ("LCOR SL"), and pursuant to the terms of that certain Amended and Restated Operating Agreement of the Company, dated effective November 1, 1998 (the "Amended and Restated Operating Agreement"), LCOR Incorporated withdrew from the Company, LCOR SL was admitted as a member of the Company, and the Company changed its name to LCOR/JV Libertyville SL L.L.C.

      C. Pursuant to the terms of that certain Assignment of Member Interests, dated effective November 19, 1998, LCOR SL assigned all its rights, title and interests in and to the Company to LCOR Libertyville Management L.L.C., a Delaware limited liability company ("LCOR"), and pursuant to the terms of that certain First Amendment to the Amended and Restated Operating Agreement of the Company, dated effective November 19, 1998 (the "First Amendment"), LCOR SL withdrew from the Company and LCOR was admitted as the sole member of the Company.

      D. Pursuant to the terms of that certain Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated effective March 15, 1999 (the "Second Amended and Restated Agreement"), PAMI was admitted as an additional Member of the Company, and LCOR and PAMI were designated as the Managing Members of the Company.

      E. Pursuant to the terms of that certain Third Amended and Restated Limited Liability Company Operating Agreement of the Company, dated effective May 31, 2001 (the "Third Amended and Restated Agreement"), LCOR and PAMI agreed
(1) to obtain an increase in the Mezzanine Loan in order to obtain additional funds to pay certain operating expenses of the Company and (2) to redefine certain rights and obligations of the Members.

      F. As of December 20, 2002, Capital has acquired all the Membership Interests in the Company owned by LCOR, which is withdrawing as a Member of the Company, pursuant to the Assignment and Assumption Agreement dated as of December 20, 2002 ("Assignment and Assumption Agreement", which term includes all exhibits thereto) among LCOR, Capital and other parties.

      G. Capital and PAMI desire to rename the Company and, if necessary, the Business Property to remove all references to "LCOR," to continue the Company with Capital and PAMI as the managing members of the Company and to amend and restate the Third Amended and Restated Agreement in its entirety as set forth below.

      H. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                   FORMATION AND OTHER ORGANIZATIONAL MATTERS

      Section 1.1 Continuation. As of the Effective Date, (a) LCOR withdraws as a Member of the Company, (b) Capital is admitted as a member of the Company in place of LCOR, (c) PAMI hereby agrees to continue as a Member of the Company (wherever this Agreement refers to "Members," it shall mean and refer to Capital and PAMI so long as each continues as a Member of the Company and their permitted successors and assigns), (d) Capital and PAMI hereby agree to continue the Company as a limited liability company under the Delaware Act and (e) Capital and PAMI hereby amend and restate the Third Amended and Restated Agreement in its entirety as set forth herein. This Agreement replaces the Third Amended and Restated Agreement and sets forth the ongoing rights and obligations of the Members and certain matters related thereto. Except as expressly stated herein to the contrary, the rights and obligations of the Members and the operation and termination of the Company shall be governed by the Delaware Act. All rights, benefits, duties and obligations of LCOR that accrued or arose under the Third Amended and Restated Agreement prior to the Effective Date of this Agreement shall remain solely the respective rights, benefits, duties and obligations of LCOR except as otherwise provided in the Assignment and Assumption Agreement and, except as so provided, PAMI and Capital shall have no obligation or responsibility for any such duties or obligations of LCOR. All rights, benefits, duties and obligations of PAMI and Capital that accrue or arise under this Agreement on or after the Effective Date of this Agreement shall be solely the respective rights, benefits, duties and obligations of those Members except as otherwise provided herein or in the Assignment and Assumption Agreement and LCOR shall have no obligation or responsibility for any such duties or obligations of Capital or PAMI except as so provided in the Assignment and Assumption Agreement. The existing Capital Account of PAMI shall continue as its Capital Account without change except to the extent expressly required by or stated in this Agreement. The Capital Account and Member Loans of LCOR shall be transferred in full to Capital and shall become the Capital Account and Member Loans, respectively, of Capital. The Company shall close its books and financial statements as of the Effective Date and shall prepare (but not file) a pro forma interim tax return reflecting all items of income, loss, deduction or credit for the period through the Effective Date. The Members and LCOR agree that taxable income gain and loss of the Company for the 2002 tax year shall be allocated according to the "interim closing of the partnership books" method pursuant to Treasury Regulation Section 1.706-1(c)(2)(ii).

      Section 1.2 Name. From and after the Effective Date, the business of the Company shall be conducted under the name "Libertyville SL L.L.C." or such other name as the Members may hereafter unanimously agree.

      Section 1.3 Term. The term ("Term") of the Company shall be from the Commencement Date until December 31, 2050, inclusive, unless sooner terminated as hereinafter provided.

      Section 1.4 Business and Purpose. Subject to the terms, conditions and provisions of this Agreement, the business and purpose of the Company shall be solely to (a) acquire, own, hold, manage, develop, improve, finance, refinance, sell, exchange and otherwise deal with and dispose of the parcel of real property containing approximately 10.86 acres of land located in Florsheim Subdivision, Libertyville, Lake County, Illinois (the "Land"); (b) construct and contract for and supervise all work necessary or appropriate for the construction thereon of a senior living facility and such other improvements outlined in the Development Plan and as determined appropriate by the Major Decision Committee (the "Improvements") (the Land, together with the Improvements being referred to herein as the "Business Property"), (c) manage, operate, finance, refinance, lease and further improve and renovate, sell, exchange and otherwise deal with and dispose of the Business Property, (d) perform marketing, leasing, tenant and resident services and other operational aspects of such Improvements including providing quality care and services to tenants and residents, and (e) conduct any and all other acts or things that may be incidental or necessary to carry on the business of the Company as described above. The Company shall not engage in any other business or activity without the approval of the Major Decision Committee.

      Section 1.5 [Intentionally Omitted.]

      Section 1.6 Names and Addresses of Members. The names and addresses of the Members are as follows:

                    Capital Senior Living Properties 4, Inc.
                    14160 Dallas Parkway
                    Suite 300
                    Dallas, Texas 75254

                    PAMI Senior Living Inc.
                    c/o Lehman Brothers Holdings Inc.
                    399 Park Avenue, 8th Floor
                    New York, New York  10022

      Section 1.7 Registered Office and Principal Place of Business. The registered office of the Company in the State of Delaware shall be 1013 Centre Road, Wilmington, Delaware 19805, and its registered agent for service of process on the Company at the registered office shall be the Corporation Service Company. The principal place of business of the Company shall be located at 901 Florsheim Drive, Libertyville, Illinois 60048 or such other location hereafter determined jointly by PAMI and Capital.

      Section 1.8 Certain Definitions. Certain words and phrases used in this Agreement are defined in Exhibit A expressly or by reference to other documents and shall have the meanings set forth therein.

                                   ARTICLE II
                       CERTAIN TAX AND ACCOUNTING MATTERS

      The Members intend that the Company shall be taxed as a partnership for federal and state income tax purposes and shall not take any action that may result in the Company being taxed as a corporation for such purposes. Each and all of the provisions of Exhibit B annexed hereto and made a part hereof are incorporated herein and shall constitute part of this Agreement. Exhibit B provides for, among other matters, the maintenance of Capital Accounts, the allocation of profits and losses, and the maintenance of books and records.

                                  ARTICLE III
                       CONTRIBUTIONS BY MEMBERS; FINANCING

      Section 3.1 Capital Contributions.

            (a) Effective as of March 15, 1999, PAMI contributed to the capital of the Company the sum of One Million Two Hundred Seventy-Two Thousand One Hundred Sixteen Dollars ($1,272,116.00).

            (b) The Members agree that LCOR, as of March 15, 1999, had expended Seven Hundred Fifty-Three Thousand Seven Hundred Thirty-Eight Dollars ($753,738) on the development of the Business Property. Effective as of March 15, 1999, LCOR contributed to the capital of the Company, or caused its Affiliates to so contribute on LCOR's behalf, all right, title and interest in and to the Business Property and all contractual rights, assets and property owned by LCOR and its Affiliates and relating to the Business Property, all of which are listed in Exhibit C to this Agreement. LCOR by having contributed its interest in the Business Property and such related rights, assets and property to the Company was credited with having made a Capital Contribution of $753,738, which was credited to LCOR's Capital Account and to LCOR's Memorandum Account.

            (c) On the Effective Date, PAMI shall contribute to the capital of the Company (1) cash in the amount of $309,862.01, which the Members agree the Company shall use solely to pay a portion of the deferred development fee payable by the Company to LCOR Operating Company, upon receipt by the Company from LCOR Operating Company of its binding release in the Assignment and Assumption Agreement of any obligation of the Company to pay any remaining balance of such development fee and (2) cash in an amount, not to exceed $31,250, by which the payment obligations of the Company pursuant to Section 2.3(a), (c) and

(e) of the Assignment and Assumption Agreement (the "Payment Obligations") exceed the cash of the Company otherwise available as of Closing (as defined in such Assignment and Assumption Agreement) to pay such Payment Obligations. Capital shall have no obligation to make any capital contribution to the Company for such purposes.

            (d) PAMI alone (and not Capital) shall be obligated to contribute to the capital of the Company any amounts that the Company is required to pay (1) pursuant to the Assignment and Assumption Agreement that are caused by or result from the breach by the Company of any of its representations and warranties in the Assignment and Assumption Agreement, (2) for indemnification and related claims by LCOR SL and its Affiliates pursuant to Section 9.3(b) of the Assignment and Assumption Agreement, (3) to remedy or correct any problems or issues relating to the Business Property or the Company that occurred, accrued or arose prior to the Effective Date and (4) for any Capital Expenditure other than for replacement or repair of capital items due to ordinary wear and tear.

            (e) If PAMI has determined that a Capital Expenditure of the type described in Section 5.3(b) should be made by the Company, PAMI shall contribute to the Company capital in an amount necessary to pay the full cost of each such Capital Expenditure.

            (f) Unless expressly required by this Agreement or unless otherwise agreed by all Members, no Member shall be required to make Capital Contributions to the Company in addition to those set forth above.

      Section 3.2 Recoupment of Capital Contributions. Except as expressly provided herein, (a) no Member shall receive any recoupment or payment on account of or with respect to the Capital Contributions made by it pursuant to this Agreement, (b) no Member shall be entitled to interest on or with respect to any Capital Contribution, (c) no Member shall be entitled to withdraw any part of such Member's Capital Contributions and (d) no Member shall be entitled to receive any distributions from the Company.

            Section 3.3 Capital and Memorandum Accounts.

            (a) Previous. Exhibit E attached to this Agreement sets forth, subject to subsection (c), the Capital Accounts and Memorandum Accounts of LCOR and PAMI immediately prior to the Effective Date.

            (b) Current. Exhibit F attached to this Agreement sets forth, subject to subsection (c), the Capital Accounts and Memorandum Accounts of Capital and PAMI on the Effective Date after giving effect to all Capital Contributions and other transactions described in this Agreement, the Assignment and Assumption Agreement and all related agreements, including the allocation of income and loss from the beginning of January 1, 2002 through the Effective Date as provided in Section 1.3(h) of Exhibit B.

            (c) Preparation and Attachment. Exhibits E and F attached to this Agreement as of the Effective Date reflect reasonable estimates of Capital Account, Memorandum Account and other relevant tax data available immediately prior to and on the Effective Date and are preliminary only. Within ninety (90) days after the Effective Date, tax representatives of PAMI, Capital and LCOR SL shall prepare and agree, in good faith and in compliance with Section 1.1, Exhibit B and other relevant portions of this Agreement, on the final forms of Exhibits E and F and shall circulate them to all Members and their counsel for attachment to this Agreement. It is the expectation of the parties that the Capital Account and Memorandum Account of LCOR immediately prior to the Effective Date and of Capital on the Effective Date after giving effect to all Capital Contributions and other transactions described in this Agreement, the Assignment and Assumption Agreement and all related agreements, including the allocation of income and loss from January 1, 2002 through the Effective Date as provided in Section 1.3(h) of Exhibit B, will be zero.

      Section 3.4 Senior Loan.

            (a) Ratification. The Members acknowledge and agree that the Company has previously obtained from Guaranty Bank (formerly, Guaranty Federal Bank, F.S.B.) (the "Senior Lender") a $19,081,744 first mortgage loan (the "Senior Loan") upon the terms, conditions, and provisions set forth in the Senior Loan Documents. The Members hereby ratify and approve the Senior Loan Documents and agree that the Regular Managing Member shall have authority on behalf of the Company to cause the Company to continue to perform in accordance with the Senior Loan Documents, to the extent that the Company has the financial and other resources available to do so.

            (b) Escrow Funds.

                  (1) The Members anticipate that the Company will receive from the escrow held by the Senior Lender to cover operating deficits amounts which represent reimbursement for operating deficits already paid by the Members by means of Member Loans to the Company. The Members agree that the Company shall pay any such amounts received from this escrow to the Members in repayment of their applicable Member Loans in proportion to the outstanding balances of such Member Loans used to pay operating deficits.

                  (2) The Senior Loan Documents also provide that certain funds held in such escrow shall be released and returned to the Company if and when the Company has met a stated ratio for three consecutive months. The Members agree that any such escrow funds that are so returned to the Company shall be retained as necessary by the Company to pay future Company Costs and Expenses.

      Section 3.5 Mezzanine Loan. The Members acknowledge and agree that the Company has previously obtained a mezzanine loan with a principal balance on the Effective Date of $6,971,850 ("Mezzanine Loan") from Lehman Brothers Holdings Inc., an affiliate of

PAMI ("Mezzanine Lender"), upon the terms, conditions, and provisions set forth in the Mezzanine Loan Documents. The Members hereby ratify and approve the Mezzanine Loan Documents and agree that the Regular Managing Member is authorized on behalf of the Company to cause the Company to continue to perform in accordance with the Mezzanine Loan Documents, to the extent that the Company has the financial and other resources available to do so.

      Section 3.6 New Member Loans.

            (a) Capital shall give written notice to PAMI of the amount of any Member Loan required to be made by Capital and PAMI pursuant to any Annual Business Plan then in effect at least fifteen (15) Business Days (or such shorter period as is necessary under the circumstances) before PAMI would make its pro rata share of the Member Loan, shall include in such notice a statement that Capital is prepared to make its pro rata share of such Member Loan as described below and shall send to PAMI appropriate evidence in reasonable detail supporting such required Member Loan in the form of estimates, invoices, bills, cancelled checks and other data, all of which evidence shall be subject to PAMI's reasonable approval. If Capital properly gives such notice, Capital shall make a Member Loan of 19.02%, and PAMI shall make a Member Loan of 80.98%, of the amount stated in such notice no later than the date specified in such notice.

            (b) If after the Effective Date PAMI reasonably determines that Available Cash from Operations is not sufficient to pay (1) any Capital Expenditure to replace or repair any part of the Business Property in place as of the Effective Date due to ordinary wear and tear, (2) any other Company Costs and Expenses (excluding any Capital Expenditure described in Section 3.1(d) or 5.3(b) and excluding any increases in insurance premiums and real estate taxes in excess of amounts shown in the projections given to Guaranty Bank as part of the loan restructuring to admit Capital in place of LCOR or, if after 2007, in excess of amounts which average more than a 3% increase per year from the amounts shown in 2007 projections), (3) normal scheduled debt service under the Senior Loan Documents or any agreement evidencing debt of the Company (other than the Mezzanine Loan) or (4) any other amounts that the Company is required to pay under any lease of the Business Property (such Company Costs and Expenses and other amounts are referred to as "Required Expenses"), after expending all available funds that the Company has on hand or available under any existing financing obtained by the Company, PAMI shall so notify Capital of the amount so required by the Company, together with a calculation thereof in reasonable detail, and request both Members to make a Member Loan to the Company with interest at the rate of 15% per annum, compounded monthly. PAMI shall give written notice to Capital of the amount of any Member Loans to be made under this subsection at least fifteen (15) Business Days (or such shorter period as is necessary under the circumstances) before Capital would make its pro rata share of such Member Loan, shall include in such notice a statement that PAMI is prepared to make its pro rata share of such Member Loan as described below and shall send to Capital appropriate evidence in reasonable detail supporting such Member Loan in the form of estimates, invoices, bills, cancelled checks and other data, all of which evidence shall be subject to Capital's reasonable approval. If PAMI properly gives such notice, Capital shall make a Member Loan of 19.02%, and PAMI shall make a Member Loan of 80.98%, of the amount stated in such notice no later than the date specified in such notice. If Capital fails to make any Member Loan described in this subsection for any reason other than non-compliance by PAMI with the notice and documentation requirements outlined above, Capital shall not be deemed to have defaulted under this Agreement, but PAMI shall have the right in its sole and absolute discretion to elect by giving written notice to Capital either (1) to rescind the request for the relevant Member Loan under this subsection or (2) in addition to making its own Member Loan, to make the Member Loan that Capital was supposed to make. If PAMI makes the Member Loan in place of Capital as described in clause (2) of the preceding sentence, Capital may still make the relevant Member Loan to the Company within the ninety (90) day period after PAMI has made the Member Loan in place of Capital, in which case the Company shall repay to PAMI with accrued interest the Member Loan that PAMI made in place of Capital. If Capital has not made the relevant Member Loan at the end of such ninety (90) day period, then PAMI may take one or more of the following actions by written notice to Capital: (x) remove Capital as Regular Managing Member in accordance with Section 5.1(d)(v), (y) terminate the payment to Capital of the asset management fee described in Section 5.7(b) or (z) terminate the Management Agreement on behalf of the Company in accordance with Section VII.C(1)(l) thereof. Capital hereby authorizes PAMI to take one or more of the actions described in the preceding sentence on behalf of the Company without the consent, approval, signature or other action by or on behalf of Capital.

            (c) No Member shall be obligated to make any Member Loan and the Membership Interest of a Member who fails to make a Member Loan as so requested shall not be diluted or otherwise reduced. Capital acknowledges, however, that its failure to make a Member Loan to the Company after the ninety (90) day period as specified in subsection (b) of this Section shall be grounds for termination by the Company for cause of the Management Agreement pursuant to
Section VII.C(1)(l) thereof. All Member Loans, together with any interest accrued thereon, shall be evidenced by a promissory note of the Company in the form of Exhibit G to this Agreement and shall be paid by the Company prior to any distribution pursuant to Section 4.1(a) through (c) and in accordance with the requirements of the Modification Agreement. All payments on Member Loans shall be applied first to accrued interest, then to unpaid principal.

            Section 3.7 Existing Member Loans. Attached as Exhibit H to this Agreement is a schedule showing all Member Loans held by PAMI and Capital as of the Effective Date, including (a) new Member Loans being made as of the Effective Date, (b) the Member Loans acquired by Capital from LCOR pursuant to the Assignment and Assumption Agreement and (c) the Member Loans being acquired by Capital from PAMI. PAMI hereby assigns to Capital as of the Effective Date nineteen and two one-hundredths percent (19.02%) of the Member Loans that PAMI made entirely itself to the Company (and not pro rata with LCOR) as detailed in Exhibit H and Capital hereby agrees to pay to PAMI an amount equal to the principal and interest accrued through the Effective Date on such portion of PAMI's Member Loans. PAMI acknowledges that Capital has purchased from LCOR pursuant to the Assignment and Assumption Agreement all Member Loans to the Company by LCOR as of the Effective Date as shown in Exhibit H. PAMI and Capital acknowledge and agree that the Company shall repay all such Member Loans in accordance with the requirements of the Modification Agreement.

      Section 3.8 Purchase of Capital's Member Loans. PAMI shall have the right (but not the obligation) to purchase Member Loans held by Capital for a purchase price equal to the principal amount of Capital's Member Loans plus all accrued and unpaid interest thereon to the date of closing of the purchase. PAMI may exercise this right at any time by giving written notice to Capital that shall specify the closing date and other material terms of the purchase. On the closing date, upon payment of the requisite purchase price, Capital shall transfer its Member Loans to PAMI by assignment in form and substance reasonably satisfactory to PAMI.

                                   ARTICLE IV
                            DISTRIBUTIONS TO MEMBERS

      Section 4.1 Distributions of Available Cash from Operations and Net Capital Transaction Proceeds. The Company shall make distributions to its Members only in accordance with the requirements of the Modification Agreement and then only if and to the extent permitted by the Senior Loan Documents and the Mezzanine Loan Documents. Distributions of Available Cash from Operations shall be made once each calendar quarter and at such other times as is approved as a Major Decision pursuant to Section 5.2. Distributions of Net Capital Transaction Proceeds shall be made promptly following the Company's receipt thereof. Such distributions shall be made in the following order of priority, subject to the provisions of the Modification Agreement:

            (a) first, to the Members on a pro rata basis (in proportion to the relative amounts of unpaid 12% Preferred Return of each Member) until each Member has received, for the current period and all previous periods, cumulative distributions pursuant to this Section 4.1(a) equal to such Member's 12% Preferred Return;

            (b) second, to the Members on a pro rata basis (in proportion to the relative amounts of each Member's unpaid or unreturned Memorandum Account) until each Member's Memorandum Account has been reduced to zero; and

            (c) thereafter, any remaining amount of Available Cash from Operations or Net Capital Transaction Proceeds shall be distributed to the Members in accordance with and in proportion to their respective Back-End Percentage Interests.

            Section 4.2 Distributions of Capital. Except as expressly provided in this Agreement or as otherwise agreed by the Members, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions agreed upon by, the Members.

            Section 4.3 Withholding Taxes with Respect to Members. The Company shall comply with any withholding requirements under federal, state and local law and shall remit any amounts withheld to, and file required forms with, the applicable jurisdictions. All amounts withheld from Company revenues or distributions by or for the Company pursuant to the Code or any provision of any federal, state or local law, and any taxes, fees or assessments levied upon the Company, shall be treated for purposes of this Article IV as having been distributed to those Members who received tax credits with respect to the withheld amounts, or whose identity or status caused the withholding obligations, taxes, fees or assessments to be incurred. If the amount withheld was not withheld from the affected Member's actual share of cash available for distribution, the other Member on behalf of the Company may, at its option, (a) require such

Member to reimburse the Company for such withholding or (b) reduce any subsequent distributions to which such Member is entitled by the amount of such withholding. Each Member agrees to furnish the Company with such representations and forms as the Managing Members shall reasonably request to assist them in determining the extent of, and in fulfilling, the Company's withholding obligations, if any. Each Member shall pay or reimburse to the Company all identifiable costs or expenses of the Company caused by or resulting from withholding taxes with respect to such Member.

                                   ARTICLE V
                      POWERS, RIGHTS AND DUTIES OF MEMBERS

      Section 5.1 Management.

            (a) General. Except as otherwise expressly provided in this Agreement or as otherwise provided in that certain First Amended and Restated Management and Marketing Agreement entered into as of December 20, 2002, by and between the Company and Capital Senior Living, Inc. (the "Management Agreement"), the business and affairs of the Company shall be vested in and controlled by Members designated herein as "Managing Members." The Managing Members shall act by means of and through a committee of Persons appointed in writing pursuant to Section 5.2(d) hereof ("Major Decision Committee").

            (b) Managing Members. PAMI, Capital and any other Person admitted as a Member of the Company pursuant to the terms of this Agreement and who is approved as a Managing Member by both PAMI and Capital shall serve as the Managing Members of the Company. The Managing Members hereby delegate management, control and conduct of the operations and affairs of the Company to the Major Decision Committee and the Regular Managing Member, as set forth below.

            (c) Regular Managing Member. The Managing Members shall from time to time appoint one of the Managing Members to act as the "Regular Managing Member," in accordance with the terms of this Agreement. The Regular Managing Member is hereby authorized and directed to conduct the day-to-day operations of the Company in accordance with the applicable Development Plan or Annual Business Plan, as the case may be. In dealing with the Regular Managing Member acting on behalf of the Company, no Person shall be required to inquire into the authority of such Regular Managing Member to bind the Company, and Persons dealing with the Company shall be entitled to rely conclusively on the power and authority of the Regular Managing Member as set forth in this Agreement. The Managing Members hereby designate Capital as the Regular Managing Member in place of LCOR commencing as of the Effective Date and Capital agrees to serve in such capacity until its withdrawal or removal pursuant to the provisions set forth below.

            (d) Removal of Regular Managing Member. The Managing Member currently serving as the Regular Managing Member may be removed as the Regular Managing Member at any time by any other Managing Member for cause (as set forth below) by delivering to such Regular Managing Member a written notification of removal stating the cause for such removal. The grounds for removal with cause shall mean any one or more of the following:

                  (i) any material misconduct or failure to exercise reasonable care by such Regular Managing Member in the discharge of its duties and obligations as the Regular Managing Member that the other Member reasonably determines constitutes actionable fraud, willful misconduct or bad faith and that continues for more than twenty (20) Business Days after the other Member has given written notice to the Regular Managing Member of the grounds for removal pursuant to this subsection; or

                  (ii) any material breach by the applicable Regular Managing Member of a material obligation or covenant under or pursuant to this Agreement or any provision of applicable law that the other Member reasonably determines has caused or will cause material damage to the Company and that continues for more than twenty (20) Business Days after the other Member has given written notice to the Regular Managing Member of the grounds for removal pursuant to this subsection; or

                  (iii) the occurrence of a Bankruptcy Event with regard to such Regular Managing Member; or

                  (iv) such Regular Managing Member shall have violated the transfer restrictions set forth in Article VII; or

                  (v) Capital fails for any reason to make its pro rata share of any additional Member Loan pursuant to Section 3.6(b), after giving effect to the ninety (90) day period described therein; or

                  (vi) subject to the expiration of the next succeeding semi-annual period set forth in the proviso at the end of this subsection
      (vi), the net operating income of the Company (or other comparable term used in the Annual Business Plan and related operating budget) determined in accordance with generally accepted accounting principles for two (2) or more consecutive fiscal semi-annual periods beginning on January 1, 2004 has been less than 85% of the net operating income (or such comparable term) projected for those semi-annual periods in the applicable Annual Business Plan and related operating budget; provided, however, that if net operating income of the Company during the semi-annual period following such two (2) consecutive semi-annual periods during which the Company failed to achieve such net income targets is more than 85% of such projected net operating income, Capital shall not be subject to removal as Regular Managing Member under this provision unless and until the Company has failed to achieve such net income targets in future consecutive semi-annual periods. All calculations pursuant to this subsection (vi) shall exclude real estate taxes and insurance premiums.

      In the event of withdrawal or removal of any Regular Managing Member, the other Member shall be entitled to appoint itself as the successor Regular Managing Member (subject to the foregoing provisions) or to appoint a third party to act as the "Manager" of the Company, upon such terms as determined reasonably appropriate by such other Managing Member. The successor Regular Managing Member or such other "Manager" shall thereafter act on behalf of the Company unless and until a court of competent jurisdiction has finally determined that removal of the prior Regular Managing Member was not proper under this Agreement, in which case the prior Regular Managing Member shall resume its activities as Regular Managing Member.

            (e) For purposes of this Section, the term "Bankruptcy Event" with respect to a Regular Managing Member means (1) the filing by such Regular Managing Member of a petition for its bankruptcy or reorganization under the U.S. Bankruptcy Code or comparable state law, (2) the commencement against such Regular Managing Member, with or without its consent or approval, of any proceeding seeking its bankruptcy, liquidation or reorganization, appointment of a receiver or trustee of its assets, or comparable relief, that in each case is not stayed or dismissed within 90 days, (3) the entry of a court of competent jurisdiction of a final and unappealable order granting relief of the type described in clause (1) or (2) above, (4) the admission in writing by such Regular Managing Member of its inability to pay its debts generally as they become due and (5) the making by such Regular Managing Member of a general assignment for the benefit of its creditors.

      Section 5.2 Major Decisions.

            (a) Making of Major Decisions. All Major Decisions with respect to the Company's business shall require the prior written approval of the Major Decision Committee except to the extent that any payment or other action that constitutes a Major Decision is authorized or described in the Annual Business Plan or Management Agreement then in effect. Either Member can propose a Major Decision. The Regular Managing Member shall have authority to make any commitment or engage in any undertaking on behalf of the Company in respect of a Major Decision only if and to the extent the same (1) has been approved in writing as described in this subsection (a) or (2) has been authorized in the Development Plan or any Annual Business Plan then in effect.

            (b) No Recourse Debt Without Consent of All Members. Neither the Company nor any Member shall have the right or power to create any indebtedness for borrowed money of the Company that will permit recourse by the lender to any Member without the prior written consent of each Member.

            (c) Definition of Major Decision. The term "Major Decision" as used in this Agreement means any decision with respect to the following matters:

                  (i) other than to the extent provided in Section 3.3, 3.4, 3.5, 3.6 and 3.7 hereof, approval of any construction or permanent loan or other financing by the Company;

                  (ii) approval of any amendment to the Senior Loan and the Senior Loan Documents or to the Mezzanine Loan and the Mezzanine Loan Documents;

                  (iii) approval of any modification of the Development Plan and approval of each Annual Business Plan;

                  (iv) approval of the terms and conditions of any construction, development, leasing, management or any similar agreement relating to the Business Property;

                  (v) approval of any contract between the Company and a Member or any Affiliate of a Member;

                  (vi) subject to Section 5.2(d)(iv) and the provisions of
      Section VI.B of the Management Agreement giving a right of first offer to Capital Senior Living, Inc., an Affiliate of Capital, approval of the sale, restructuring, refinancing or disposition of all or substantially all of the Company Property, the merger or consolidation of the Company with any other entity, or the liquidation or dissolution of the Company;

                  (vii) other than as contemplated or provided for in either the Development Plan or any Annual Business Plan, acquisition or development of any real property in addition to the Business Property or of a material amount of other assets not intended as part of the Business Property;

                  (viii) acquisition of shares of capital stock of or other equity interest in any corporation or other legal entity;

                  (ix) formation by the Company of any corporation, partnership, limited liability company or other legal entity;

                  (x) making any loan, extending credit or acting as guarantor or surety to, for or on behalf of any other Person;

                  (xi) hiring, setting the compensation for, or discharging officers, employees, attorneys, consultants or other agents of the Company other than as set forth or described in the Annual Business Plan;

                  (xii) selecting or changing the Accountants or retaining or discharging accounting, financial or auditing specialists to assist the Accountants;

                  (xiii) commencing any zoning or other legal proceeding or litigation of any type on behalf of the Company, other than as set forth or described in the applicable Annual Business Plan and other than with regard to the zoning to construct the Improvements or any proceeding to collect any delinquent rent or evict any tenants or residents;

                  (xiv) settling, compromising or taking any other material action with respect to any litigation, legal proceeding or insurance claim of any type by, against or involving the Company in excess of $25,000;

                  (xv) creation of any material lien, security interest or encumbrance on any Business Property other than as described in or contemplated by the Senior Loan or the Mezzanine Loan;

                  (xvi) issuance or sale of additional Membership Interests or admission of a new Member other than in accordance with Article VII;

                  (xvii) [Intentionally Omitted];

                  (xviii) filing any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Company, consenting to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Company, the admission in writing by the Company of its inability to pay its debts generally as they become due or the making by the Company of a general assignment for the benefit of its creditors;

                  (xix) other than as provided in the Management Agreement, taking any action that is materially inconsistent with the Development Plan or any Annual Business Plan then in effect, or expending any funds by or on behalf of the Company that vary materially from any budget set forth in either the Development Plan or any Annual Business Plan then in effect, and for purposes of this Section 5.2(c)(xix), a material variance shall be
      (A) any individual expenditure in an amount in excess of the amount set forth in the applicable budget for such expenditure by more than the lesser of (1) 5% of such budgeted amount or $10,000, whichever is greater or (2) $100,000, or (B) aggregate expenditures for any transaction or series of related transactions which when taken with all prior expenditures during the particular fiscal year related thereto exceed the maximum expenditure amount provided in the applicable budget for such particular transaction or series of transactions for such fiscal year by more than the greater of (1) 5% of such maximum expenditure amount for such particular transaction or series of transactions for such fiscal year or $50,000 (whichever is greater) or (2) $250,000; provided, however, that this Section 5.2(c)(xix) shall not apply to expenditures made or obligations incurred or agreements entered into pursuant to, specified in or contemplated under the Development Plan or any Annual Business Plan or as set forth in Section 5.4 hereof;

                  (xx) the granting of material easements with respect to any Business Property other than in connection with construction of the Improvements;

                  (xxi) approval of any material amendment or modification to, or material waiver under, the Contract of Sale or any other agreement, plan or other document referred to above;

                  (xxii) approval of funding of any additional capital contribution requirement; or

                  (xxiii) other than as contemplated or provided for in either the Development Plan or any Annual Business Plan, with respect to any action or issue not specifically described in this or another Section of this Agreement, making any material decision or taking any material action that is not in the ordinary course of business or that will or is reasonably expected to affect materially the Company, any Member or the business or operations of the Company.

            (d) Major Decision Committee.

                  (i) The Managing Members hereby constitute the "Major Decision Committee" which shall meet periodically as necessary (based upon a schedule to be established by the Major Decision Committee) to consult from time to time concerning the Company, to review the status of activities of the Company and to make such Major Decisions as may be required from time to time.

                  (ii) The Major Decision Committee shall consist initially of four members, two of which shall be appointed by Capital and two of which shall be appointed by PAMI. Until further notice, the members of the Major Decision Committee appointed by Capital shall be Lawrence A. Cohen and Keith Johannessen and the members of the Major Decision Committee appointed by PAMI shall be David T. Chan and David S. Broderick. Each member shall be entitled to appoint an alternative to act in his or her place. Each member of the Major Decision Committee shall serve until his or her resignation, death or removal by the Managing Member appointing such member.

                  (iii) Except as provided in subsection (iv) below, upon two
      (2) Business Days prior written notice from either of the Managing Members given not more than once per calendar month each of the Managing Members shall cause at least one (1) of its representatives to attend a meeting of the Major Decision Committee called for the purpose of acting on a Major Decision. All notices requesting a meeting shall be accompanied by an agenda in sufficient detail to provide adequate notice of the matters to be discussed and to permit each of the representatives to make knowledgeable decisions. Matters discussed at any meeting shall be limited to the items set forth in the agenda unless otherwise agreed by the representatives in attendance at the meeting. The notice requirements for any meeting of the Major Decision Committee may be waived if such waiver is approved by each member.

                  (iv) Notwithstanding the provisions of subsection (iii), either Member may at any time after December 20, 2004, propose a Major Decision involving the sale, restructuring, refinancing or disposition of all or substantially all of the Company Property pursuant to subsection
      (c)(vi) above. The proposing Member shall give notice of the proposal and the price and other material terms of the proposed Major Decision at least fifteen (15) Business Days before the Major Decision Committee is to vote on such Major Decision. If the proposal is not approved by the Major Decision Committee by the end of such 15 Business Day period, a deadlock over a Major Decision shall be deemed to exist immediately, notwithstanding the provisions of Section 5.5(a). At any time prior to proposing a Major Decision of the type described in this subsection, any Member may offer the Company Property for sale to third parties on behalf of the Company and solicit and negotiate offers to purchase the Company Property without the consent, approval or participation by the other Members, but shall have no right to accept any offer or to sell the Company Property until such action has been approved as a Major Decision pursuant to this Section.

                  (v) A majority (in number) of the members of the Major Decision Committee shall constitute a quorum for transaction of business at any meeting of the

      Major Decision Committee, provided that if less than a majority of such number of members of the Major Decision Committee are present at said meeting, a majority of the members of the Major Decision Committee present may adjourn the meeting to a future date and shall give the absent members of the Major Decision Committee notice of the adjourned meeting date. The act of a majority (in number) of the members of the Major Decision Committee present at a meeting at which a quorum is present shall be the act of the Major Decision Committee, unless the act of a greater number is required by this Agreement; provided at least one member of the Major Decision Committee appointed by PAMI and at least one member of the Major Decision Committee appointed by Capital shall have consented to such action. Each member of the Major Decision Committee shall have one (1) vote. Each Managing Member shall cause its member on the Major Decision Committee to use his or her best efforts to negotiate and resolve in good faith any dispute or disagreement regarding a Major Decision. Any action required to be taken at a meeting of the Major Decision Committee or any other action which may be taken at a meeting of the Major Decision Committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority (in number) of the members of the Major Decision Committee entitled to vote with respect to the subject matter thereof. Any such consent signed by a majority (in number) of the members of the Major Decision Committee shall have the same effect as an act of a majority (in number) of the members of the Major Decision Committee at a properly called and constituted meeting of the Major Decision Committee at which all of the members of the Major Decision Committee were present and voting.

                  (vi) Meetings of the Major Decision Committee shall be held in New York, New York, at the offices of PAMI or at such other location as approved by the Major Decision Committee. The Regular Managing Member shall cause to be prepared minutes of each meeting, which shall be promptly delivered to the Managing Members for their approval. The Major Decision Committee may take any action without the necessity of a formal meeting, including holding a meeting by means of conference telephone or other communication equipment

      Section 5.3 Annual Business Plan; Capital Expenditures.

            (a) Annual Business Plan. Attached as Exhibit D is the Annual Business Plan for the Fiscal Year 2002, which were approved by PAMI and LCOR and has been ratified by Capital. By January 20, 2003 with respect to Fiscal Year 2003 and by November 15 of each year thereafter, Capital shall prepare for approval by the Members as a Major Decision an updated Annual Business Plan of the Company in accordance with the requirements of Section III.H of the Management Agreement and showing revenues, operating and other expenses, Capital Expenditures and sources and uses of funds (including additional Member Loans by the Members) for the next Fiscal Year. Each such Annual Business Plan must be approved in writing as a Major Decision as provided in Section 5.2 before they shall become effective.

            (b) Capital Expenditures. If PAMI determines in its sole and absolute discretion that the Company should make a Capital Expenditure (other than one described in Section 3.1(d) or Section 3.6(b)(1)) that (1) was not proposed by Capital in the Annual Business Plan or otherwise or (2) was proposed by PAMI but not approved by Capital, PAMI shall have the right to cause the Company to make the capital improvement and the related Capital Expenditure if and to the extent that PAMI contributes to the capital of the Company an amount sufficient to pay the cost of each such Capital Expenditure pursuant to Section 3.1(e).

      Section 5.4 Authority to Expend Additional Funds. Notwithstanding anything to the contrary in this Agreement, in the event an emergency arises by act of God or otherwise, the Regular Managing Member shall have the right to take such actions (including expending up to $100,000 of the funds of the Company), as the Regular Managing Member, in its reasonable judgment, deems necessary for the protection of life or health or preservation of assets of the Company if, by reason of any act of God or other emergency in the good faith determination of the Regular Managing Member, any delay would materially increase the risk to life or health or materially increase the magnitude of such property damage; provided, however, that the Regular Managing Member shall notify the other Members of the emergency situation and the action the Regular Managing Member proposes to take (including the amount of any expenditures) as soon as reasonably practical.

      Section 5.5 Buy-Sell Provisions.

            (a) Normal. Subject to the provisions of Section 5.8 and except under the circumstances described in subsection (b) below, if PAMI and Capital have been deadlocked for more than thirty (30) days over approval of a Major Decision at any time, either PAMI or Capital shall be permitted (but not required) to notify the other Managing Member of its intent to invoke the procedures described in subsections A through D below (provided, however, prior to any disagreement over a Major Decision rising to the level of a "deadlock" entitling either PAMI or Capital to invoke the procedures described in this
Section 5.5(a), the party intending to invoke the procedures described in this
Section 5.5(a) shall first give the other Managing Member at least 5 Business Days notice that failure to reach agreement with regard to such Major Decision within such 5-Business Day period will constitute a "deadlock" which if continued for more than thirty (30) days, would entitle either PAMI or Capital to invoke the procedures of this Section 5.5(a)).

            A. The Member ("Offeror") giving notice ("Buy-Sell Notice") to the other Member (the "Offeree") shall specify a price ("Offer Price") for the Business Property and all other assets of the Company, and indicate a willingness to be, at the option of the Offeree, either the "Buyer" or the "Seller," as provided below. The Offer Price shall be the cash purchase price at which the Offeror would be willing to purchase all the assets of the Company, as if such assets were free and clear of all liens, claims and encumbrances. The Buy-Sell Notice shall also disclose all liabilities and potential liabilities of the Company known to or reasonably determinable by the Offeror and the monetary amount of such liabilities. The Buy-Sell Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Buy-Sell Notice is contained and must alert the other Offeree to the 60-day limit for response as described below. Delivery of the Buy-Sell Notice shall be in accordance with the notice provisions of this Agreement.

            B. The Offeree shall have 60 days from the receipt of the Buy-Sell Notice to elect by written notice given to the Offeror to be either the Seller or Buyer. If the Offeree elects to be the Buyer, its notice shall constitute its legally binding obligation to complete the purchase described in Section 5.5(a)C and shall not be effective unless it also delivers to the Offeror cash in an amount equal to five percent (5%) of the amount it would be obligated to pay under Section 5.5(a)C ("Deposit"). In the event the Offeree fails to respond within such 60-day period or fails to pay the Deposit, then the Offeror shall be the Buyer, in which case, the Offeror shall deliver to the Offeree cash in an amount equal to five percent (5%) of the amount it would be obligated to pay under Section 5.5(a)C (also the "Deposit"), and delivery of such Deposit shall constitute its legally binding obligation to complete the purchase described in Section 5.5(a)C. If the Offeror fails to pay the Deposit, then the Offeree shall (1) have the right (but not the obligation), to be exercised and completed within 120 days after the Buy-Sell Notice was given to be the Offeree as described above, to be the Buyer at an Offer Price equal to 90% of that stated in the Buy-Sell Notice and (2) shall be entitled to specific performance and all other available legal and equitable remedies against the Buyer, including (without limitation) recovery of all losses, costs and expenses. The Offeree shall not, however, be entitled to any consequential damages.

            C. Within two hundred forty (240) days after the Buy-Sell Notice has been given:

            (1) If Capital is the Seller, PAMI shall pay to Capital in full payment for its Membership Interest in this Company the amount Capital would have received as a Member of the Company if the Company Property of this Company had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, any amounts due to a Member or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 4.1 of this Agreement. If PAMI was the Offeror and gave the Buy-Sell Notice and no amount would be payable to Capital under Section 4.1, PAMI shall at a minimum pay or cause the Company to pay to Capital the entire amount of all unpaid Member Loans to the Company (plus accrued and unpaid interest thereon) made or held by Capital. Capital shall thereupon cease to be a Member of the Company.

            (2) If PAMI is the Seller, Capital shall pay to PAMI in full payment for its Membership Interest in the Company the amount PAMI would have received as a Member of this Company if the Company Property of this Company had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities that would have been paid out of such proceeds, including without limitation any amounts due to a Member or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section
      4.1 of this Agreement. PAMI shall thereupon cease to be a Member of the Company.

            (3) If the Buyer fails to complete the transaction within 240 days after the Buy-Sell Notice was given as described above for a reason other than default by the Seller, the Seller shall retain the full amount of the Deposit and (1) shall have the right (but not the obligation), to be exercised and completed within 365 days after the Buy-Sell Notice was given, to be the Buyer as described above at an Offer Price equal to 90% of that stated in the Buy-Sell Notice and, as applicable (2) shall be entitled to specific performance and all other available legal and equitable remedies against the Buyer, including (without limitation) recovery of all losses, costs and expenses. Seller shall not, however, be entitled to any consequential damages.

            (b) Special. Subject to the provisions of Section 5.8 and notwithstanding the provisions of subsection (a) above, if (1) PAMI and Capital fail to agree on a proposed Major Decision to sell the Business Property as described in Section 5.2(d)(iv) or (2) the Regular Managing Member has been removed for cause pursuant to Section 5.1(d), either PAMI or Capital shall be immediately permitted (but not required) to notify the other Managing Member of its intent to invoke the procedures described in subsections A through D below.

            A. The Member ("Offeror") giving notice ("Buy-Sell Notice") to the other Member (the "Offeree") shall specify a price ("Offer Price") for the Business Property and all other assets of the Company, and indicate a willingness to be, at the option of the Offeree, either the "Buyer" or the "Seller," as provided below. The Offer Price shall be the cash purchase price at which the Offeror would be willing to purchase all the assets of the Company, as if such assets were free and clear of all liens, claims and encumbrances. The Buy-Sell Notice shall also disclose all liabilities and potential liabilities of the Company known to or reasonably determinable by the Offeror and the monetary amount of such liabilities. The Buy-Sell Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Buy-Sell Notice is contained and must alert the other Offeree to the 30-day limit for response as described below. Delivery of the Buy-Sell Notice shall be in accordance with the notice provisions of this Agreement.

            B. The Offeree shall have 30 days from the receipt of the Buy-Sell Notice to elect by written notice given to the Offeror to be either the Seller or Buyer. If the Offeree elects to be the Buyer, its notice shall constitute its legally binding obligation to complete the purchase described in Section 5.5(b)C and (i) in case PAMI is the Offeree, shall not be effective unless PAMI also delivers to the Offeror at the same time as its response cash in an amount equal to five percent (5%) of the amount PAMI would be obligated to pay under Section 5.5(b)C ("Deposit") and (ii) in case Capital is the Offeree, shall not be effective unless Capital also delivers to the Offeror cash in the amount of the Deposit within 30 days after Capital has delivered to PAMI its response to PAMI's Buy-Sell Notice. In the event the Offeree fails to respond within such 30-day period or fails to pay the Deposit within the time period specified in the preceding sentence, then the Offeror shall be the Buyer, in which case the Offeror shall deliver to the Offeree cash in an amount equal to the Deposit, and delivery of such Deposit shall constitute its legally binding obligation to complete the purchase described in Section 5.5(b)C. If the Offeror fails to pay the Deposit as described above, then the Offeree shall (1) have the right (but not the obligation), to be exercised and completed within 60 days after the Buy-Sell Notice was given to be the Offeree as described above, to be the Buyer at an Offer Price equal to 90% of that stated in the Buy-Sell Notice and (2) shall be entitled to specific performance and all other available legal and equitable remedies against the Buyer, including (without limitation) recovery of all losses, costs and expenses. The Offeree shall not, however, be entitled to any consequential damages.

            C. Within one hundred twenty (120) days after the Buy-Sell Notice has been given:

            (1) If Capital is the Seller, PAMI shall pay to Capital on a date specified by PAMI within such one hundred twenty (120) days in full payment for its Membership Interest in this Company the amount Capital would have received as a Member of the Company if the Company Property of this Company had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, any amounts due to a Member or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 4.1 of this Agreement. If PAMI was the Offeror and gave the Buy-Sell Notice and no amount would be payable to Capital under Section 4.1, PAMI shall at a minimum pay or cause the Company to pay to Capital the entire amount of all unpaid Member Loans to the Company (plus accrued and unpaid interest thereon) made or held by Capital. Capital shall thereupon cease to be a Member of the Company.

            (2) If PAMI is the Seller, Capital shall pay to PAMI on a date specified by Capital within such one hundred twenty (120) days in full payment for its Membership Interest in the Company the amount PAMI would have received as a Member of this Company if the Company Property of this Company had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities that would have been paid out of such proceeds, including without limitation any amounts due to a Member or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section
      4.1 of this Agreement. PAMI shall thereupon cease to be a Member of the Company.

            (3) If the Buyer fails to complete the transaction within 120 days after the Buy-Sell Notice was given as described above for a reason other than default by the Seller, the Seller shall retain the full amount of the Deposit and (1) shall have the right (but not the obligation), to be exercised and completed within 150 days after the Buy-Sell Notice was given, to be the Buyer as described above at an Offer Price equal to 90% of that stated in the Buy-Sell Notice and, as applicable (2) shall be entitled to specific performance and all other available legal and equitable remedies against the Buyer, including (without limitation) recovery of all losses, costs and expenses. Seller shall not, however, be entitled to any consequential damages.

            D. If PAMI is the Buyer and has completed the purchase of Capital's Membership Interest in the Company, PAMI, acting on behalf of the Company, shall have the right at any time after completion of such purchase to terminate the Management Agreement for cause pursuant to and only if the requirements of
Section VI.C(1)(i) thereof are met and without payment of any termination fee or other compensation to Capital Senior Living, Inc. thereunder.

            E. While the procedures described in this Section 5.5(b) are pending, the Buyer shall have the right to offer the Company Property for sale to third parties on behalf of the Company and to solicit and negotiate offers to purchase the Company Property without the consent, approval or participation by the Seller, but shall have no right to accept any offer or to sell the Company Property until Buyer has completed the purchase of the Seller's Membership Interest in the Company pursuant to this Section 5.5(b).

            (c) Any Member may freely assign its rights and obligations pursuant to this Section 5.5 to any party (including any Affiliate) by delivering notice of such assignment to the other Members, provided that the assigning Member shall remain liable for any and all obligations of its assignee, as if such Member had not made such assignment.

            (d) Substantially simultaneously with the delivery of the Buy-Sell Notice by the Offeror to the Offeree pursuant to the foregoing provisions, a copy of the Buy-Sell Notice shall be delivered to the Accountants who shall within ten (10) calendar days determine and notify the Members of the amount each would receive as Members on account of their respective Membership Interests in the Company, if all the Company's assets were sold for the Offer Price, all liabilities of the Company (including any loans by any Member or its Affiliates to the Company) were paid in full, and the remaining proceeds distributed to the Members in accordance with Section 4.1 hereof.

            (e) Simultaneously with the closing of any sale pursuant to Section 5.5(a) or (b), the Buyer shall obtain the full and complete release of Seller and all of its Affiliates from any liability upon, on or under or in connection with any loan, liability or other obligations of the Company arising or accruing after the closing of any sale pursuant to this Section and any related guaranties from Seller or any of its Affiliates ("Future Obligations"). If the Buyer is unable for any reason after exercising commercially reasonable efforts to obtain the release of Seller and its Affiliates from any Future Obligation as described in the preceding sentence, then if Seller is reasonably satisfied with regard to the creditworthiness of Buyer or its Affiliates, as the case may be (in Seller's reasonable discretion), Buyer may at its option satisfy this release requirement by indemnifying Seller and its Affiliates against any such Future Obligation in a manner reasonably approved by the Members, which indemnity shall require that Seller or its Affiliates not take any action with respect to such Future Obligation without the prior written consent of Buyer.

      Section 5.6 Sale by Member.

            (a) Subject to the provisions of Section 5.8, if a Member ("Selling Member") wishes at any time for any reason to sell or otherwise dispose of all (but not less than all) of its Membership Interest in this Company, then the other Member ("Remaining Member") shall have the right (but not the obligation) to purchase such Membership Interest on the terms and conditions described below. The Selling Member shall give notice ("Sale Notice") to the Remaining Member and shall specify the price and other material terms and conditions ("Sale Price") that it is seeking for sale of such Membership Interests. The Sale Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Sale Notice is contained and must alert the Remaining Member to the 60-day limit for response described below. Delivery of the Sale Notice shall be in accordance with the notice provisions of this Agreement.

            (b) The Remaining Member shall have 60 days from the receipt of the Sale Notice to elect by written notice given to the Selling Member to purchase at the Sale Price the Membership Interests of the Selling Member. If the Remaining Member elects to purchase the

Membership Interest of the Selling Member being sold, its notice shall constitute its legally binding obligation to complete the purchase described in
Section 5.6(d) and shall not be effective unless the Remaining Member also delivers to the Selling Member cash in an amount equal to five percent (5%) of the amount it would be obligated to pay under Section 5.6(d) ("Deposit"). If the Remaining Member (i) fails to respond to the Sale Notice within such 60-day period, (ii) fails to pay the Deposit or (iii) notifies the Selling Member that it does not wish to purchase such Membership Interest of the Selling Member, then the Selling Member shall be entitled to sell or otherwise dispose of such Membership Interest in this Company to a transferee at a price and on other material terms and conditions no less favorable to the transferee than those set forth in the Sale Notice for a period of 240 days after the Sale Notice was given to the Remaining Member.

            (c) If the Selling Member is entitled to sell its Membership Interest pursuant to the last sentence of Section 5.6(b), the Selling Member shall also have the right (but not the obligation) to require the Remaining Member to sell to the proposed transferee at the same time as the Selling Member all (and not less than all) of the Membership Interest held by the Remaining Member at the same price (adjusted proportionately based on the Back-End Percentage Interest of the Remaining Member) and on the same terms and conditions as those applicable to the sale of the Selling Member's Membership Interest to the proposed transferee. The Selling Member shall exercise this right by giving written notice thereof to the Remaining Member no less than ten
(10) Business Days prior to the closing of the sale of Membership Interests to the proposed transferee. Simultaneously with the closing of the sale of the Membership Interest of the Remaining Member, the Selling Member shall be required to obtain the full and complete release of the Remaining Member and its Affiliates from any liability upon, on or under or in connection with any Future Obligations. If the Selling Member is unable for any reason after exercising commercially reasonable efforts to obtain the release of the Remaining Member and its Affiliates from any Future Obligation as described in the preceding sentence, then if Remaining Member is reasonably satisfied with regard to the creditworthiness of Selling Member or its Affiliates, as the case may be (in Remaining Member's reasonable discretion), the Selling Member may at its option satisfy this release requirement by indemnifying the Remaining Member and its Affiliates against any such Future Obligation in a manner reasonably approved by the Members, which indemnity shall require that the Remaining Member or its Affiliates not take any action with respect to such Future Obligation without the prior written consent of the Selling Member. If (1) PAMI is the Selling Member and has required Capital to sell its Membership Interests in the Company to the proposed transferee at the same time as PAMI, but (2) no amount would be payable to Capital as the Remaining Member for its Membership Interests in the Company, PAMI shall pay or cause the Company or the proposed transferee to pay to Capital the entire amount of all unpaid Member Loans to the Company (plus accrued and unpaid interest thereon) made or held by Capital.

            (d) If the Remaining Member elects to purchase the Membership Interest of the Selling Member, the Remaining Member shall within 240 days after Sale Notice was given pay to the Selling Member the Sale Price stated in the Sale Notice. Simultaneously with the closing of the purchase of the Membership Interest of the Selling Member, the Remaining Member shall be required to obtain the full and complete release of the Selling Member and its Affiliates from any liability upon, on or under or in connection with any Future Obligations. If the Remaining Member is unable for any reason after exercising commercially reasonable efforts to obtain the release of the Selling Member and its Affiliates from any Future Obligation as described in the preceding sentence, then if Selling Member is reasonably satisfied with regard to the creditworthiness of Remaining Member or its Affiliates, as the case may be (in Selling Member's reasonable discretion), the Remaining Member may at its option satisfy this release requirement by indemnifying the Selling Member and its Affiliates against any such Future Obligation in a manner reasonably approved by the Members, which indemnity shall require that the Selling Member or its Affiliates not take any action with respect to such Future Obligation without the prior written consent of the Remaining Member.

            (e) If the Remaining Member elects to purchase such Membership Interest of the Selling Member, but fails for any reason to complete the transaction within 240 days after the Sale Notice was given as described above, the Selling Member (i) shall retain the full amount of the Deposit, (ii) shall have the right to sell such Membership Interest within a period of 360 days after the Sale Notice was given at a Sale Price equal to 90% of that stated in the Sale Notice and on other terms no less favorable to the Selling Member than those of the Sale Price stated in the Sale Notice and (iii) as applicable, shall be entitled to specific performance and all other available legal and equitable remedies against the Remaining Member, including (without limitation) recovery of all losses, costs and expenses. The Selling Member shall not, however, be entitled to any consequential damages.

      Section 5.7 Asset Management.

            (a) Duties. In addition to its responsibilities as Regular Managing Member under this Agreement (for which Capital receives no separate compensation), Capital shall perform the following asset management services and duties with respect to the Business Property:

                  (1) Budget Review. Capital shall review and advise the Company regarding the Annual Business Plan to be prepared by Capital Senior Living, Inc. or any successor thereto retained by the Company in connection with the operation and management of the Business Property.

                  (2) Establish Procedures. Capital shall establish policies and procedures for the overall mission and philosophy of the Business Property and advise the Company in connection with the adoption of such policies and procedures.

                  (3) Promotional Services. Capital shall develop marketing and promotional materials for the Business Property, including the creation of trademarks and logos.

                  (4) Management Oversight. Capital shall oversee any material community operating issues which may arise, and shall oversee and enforce on behalf of the Company the management agreement between the Company and Capital Senior Living, Inc., or any successor thereto retained by the Company in connection with the operation and management of the Company.

            (b) Fee. So long as Capital has not been removed as Regular Managing Member and is fully providing the services described in subsection (a) (which services Capital may subcontract to Capital Senior Living, Inc. except for the oversight by Capital of Capital Senior Living, Inc.), the Company shall pay to Capital Senior Living Inc. as long as designated by Capital as its subcontractor for such services on a monthly basis an asset management fee equal to three-quarters of one percent (0.75%) of Gross Revenues as defined in Section VIII.B of the Management Agreement, which shall be paid to Capital at the same time and under the same conditions as the Base Management Fee is payable to an Affiliate of Capital under
      Section VIII.A of the Management Agreement. Payment of this asset management fee by the Company to Capital is subject to termination as stated in Section 3.6(b), in which case Capital shall no longer be required to provide services set forth in Section 5.7(a).

      Section 5.8 Conflicting Dispositions. Notwithstanding anything contained herein, no Member shall have the right to initiate the procedures described in
Section 5.5 or 5.6, while (1) a default by such Member under this Agreement has occurred and is continuing, (2) the buy-sell procedures described in Section 5.5 or the Membership Interest sale procedures described in Section 5.6 have been previously initiated by a Member and are continuing and have not yet been completed or terminated in accordance with the applicable provisions of this Agreement, (3) Capital Senior Living, Inc. has initiated the right of first offer procedures described in Section VI.B of the Management Agreement and such procedures are continuing and have not yet been completed or terminated in accordance with the applicable provisions of the Management Agreement, (4) the Company has contracted to sell the Business Property to a third party pursuant to a legally-binding agreement that has not been terminated or (5) the transfer procedures described in Section 5.6 previously initiated by PAMI or Capital are continuing and have not yet been completed or terminated in accordance with that Section. In addition, if at any time while the buy-sell or sale of Membership Interest procedures described in Section 5.5 or 5.6 are pending Capital Senior Living, Inc. initiates the right of first offer procedures described in Section VI.B of the Management Agreement, such right of first offer procedures shall take precedence and the buy-sell or sale of Membership Interest procedures described in Section 5.5 or 5.6 shall be suspended (including relevant time periods) and shall resume only if Capital Senior Living, Inc. has not purchased the Business Property from the Company and such right of first offer procedures have been completed or terminated in accordance with the applicable provisions of the Management Agreement.

      Section 5.9 PAMI Authority to Act for Owner.

            (a) Dual Roles of Capital. PAMI and Capital recognize that Capital is Manager under the Management Agreement and also is one of the two Managing Members of the Company.

            (b) Approval of Amendments. Any amendment or modification of or waiver of any provision or right arising under the Management Agreement shall be approved by PAMI acting alone on behalf of the Company prior to such amendment, modification or waiver thereof being effective or binding upon the Company.

            (c) Action under Management Agreement. Any approval, consent, decision, waiver, notice of default or termination, or other action by or on behalf of the Company under the Management Agreement shall be approved by PAMI acting alone on behalf of the Company. PAMI in its sole and absolute discretion may on behalf of the Company or in its own name implement, enforce or take any termination or other enforcement action that arises under the Management Agreement, without the participation, consent, approval or signature of Capital as a Member of the Company.

            (d) Replacement. If Capital is removed as the Regular Managing Member of the Company pursuant to Section 5.1(d), PAMI acting alone on behalf of the Company shall have the sole right and authority to act on behalf of the Company without the participation, consent, approval or signature of Capital as Member of the Company (a) to terminate the Management Agreement with Capital (with no termination or any other type or form of penalty, fee or other compensation being paid to Capital) upon written notice to Capital and (b) to replace it with an agreement with another Person who is not an Affiliate of any member of Owner.

            (e) Enforcement. PAMI, in its own name or through or on behalf of the Company and at the expense of the Company, shall have the sole right and authority to enforce the provisions of the Management Agreement against Capital by all appropriate methods, including the commencement of legal or other proceedings against Capital, without the participation, consent, approval or signature of Capital as a Member of the Company.

      Section 5.10 Option to Provide Financing to Company. Whenever Capital on behalf of the Company proposes to obtain new or replacement financing of any type (whether senior or junior debt or equity) for any purpose (other than in connection with any of Section 5.5 or Section 5.6) following approval of such action by both Managing Members or the Major Decision Committee, Capital shall on behalf of the Company offer, in writing and describing all material terms, to PAMI the right of the first offer (but not the obligation) to cause one of its Affiliates to commit to provide such financing on terms no less favorable to the Company than those that are proposed by Capital. If the Affiliate of PAMI agrees to accept such offer, the Company will accept such financing from the Affiliate of PAMI. PAMI shall respond within fifteen (15) days to any offer so made by the Company and if PAMI does not elect within such 15-day period to have one of its Affiliates provide such financing, it shall be deemed to have waived its right to do so and Capital, on behalf of the Company, shall be authorized to obtain financing, on terms no less favorable to the Company than those proposed by Capital to PAMI, without requiring further consent or approval by PAMI. If PAMI shall cause one of its Affiliates to commit to provide such financing, such commitment shall be subject to standard mortgage loan documentation, reasonably acceptable to Capital and to PAMI's Affiliate, including, without limitation, title, survey, environmental, legal opinions and customary capital markets lending requirements reasonably acceptable to Capital and to PAMI's Affiliate.

      Section 5.11 Other Activities. Except to the extent expressly prohibited or restricted in Article X hereof or by any other agreement, the Members shall not be required to manage the Company as their sole and exclusive function and they and their Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company, including, without limitation, the making or management of other investments or the acquisition, development, ownership and management of senior living and other real estate projects. Without limitation on the generality of the foregoing, each Member recognizes that the other Members and their Affiliates each have an interest in investing in, owning, operating, transferring and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests and the requirements of Article X hereof or any other agreement to which they or their Affiliates are a party. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any other ventures or activities in which any Member or its Affiliates are involved or to the income or proceeds derived therefrom. The pursuit of other ventures and activities by each Member or its Affiliates, even if competitive with the business of the Company, is hereby consented to by all other Members and shall not be deemed wrongful or improper under this Agreement to the extent permitted hereby or another agreement to which a Member is a party. Unless required by this Agreement or another agreement to which a Member is a party, no Member or Affiliate shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and each Member and each Affiliate shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity.

      Section 5.12 Liability of Members. Except as otherwise provided in this Agreement and subject to the terms of the Assignment and Assumption Agreement, no Member, former member of the Company or Affiliate thereof shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on such Member, former member or Affiliate thereof by this Agreement or by law unless such action or omission was caused by, resulted from or arose out of its fraud, bad faith or willful misconduct.

      Section 5.13 Indemnification.

            (a) The Company ("Indemnitor") shall indemnify, defend and hold harmless to the extent provided below the Members, former members of the Company and their respective directors, officers, constituent partners or members, employees, shareholders and other Affiliates (individually, an "Indemnitee") against all claims, suits, actions, losses, liabilities, reasonable fees of attorneys, accountants and other professionals, judgments, fines, penalties, including excise and similar taxes, settlements, and reasonable expenses ("Losses") actually incurred by such Indemnitee in connection with the defense and/or settlement of such action, suit or proceeding. Subject to the provisions of the Assignment and Assumption Agreement, the Company shall also indemnify, defend and hold harmless LCOR Libertyville Management L.L.C. as a former Member of the Company and its Affiliates from and against certain Losses to the extent described in Section 9.3(b) of the Assignment and Assumption Agreement.

            (b) Each Member ("Indemnitor") shall indemnify, defend and hold harmless to the extent provided below the Company, the other Member and each former member of the Company and their respective directors, officers, constituent partners or members, employees, shareholders and other Affiliates (individually, an "Indemnitee") against all Losses caused by, resulting from or arising out of its fraud, willful misconduct or bad faith. Subject to the provisions of the Assignment and Assumption Agreement, LCOR Libertyville Management L.L.C. as a former member of the Company and an Indemnitor shall indemnify, defend and hold harmless the Company, each current Member of the Company and their respective Indemnitees against all Losses caused by, resulting from or arising out of its fraud, willful misconduct or bad faith.

            (c) In no event, however, shall indemnification ever be made to the extent that (i) the Indemnitee has been found liable for fraud, willful misconduct or bad faith or (ii) a Loss arises out of a breach by the Indemnitee of the terms and provisions of this Agreement that is found to be fraud, willful misconduct or bad faith.

            (d) If a claim or assertion of liability is made or asserted by a third party against an Indemnitee that, if prevailed upon by any such third party, may result in such Indemnitee being entitled to indemnification pursuant to this Section, such Indemnitee will forthwith give to the Indemnitor written notice of the claims or assertion of liability and request the Indemnitor to defend the same. Failure to so notify the Indemnitor will not relieve the Indemnitor of any liability which the Indemnitor might have to such Indemnitee except to the extent that such failure actually prejudices the Indemnitor's legal position. The Indemnitor will have the obligation to defend the Indemnitee against such claim or assertion (if such Indemnitee is entitled to indemnification pursuant to this Section) and the Indemnitor will give written notice to the Indemnitee of acceptance of the defense of such claim and the name of the counsel selected by the Indemnitor to defend such claim. The Indemnitee will be entitled to participate with the Indemnitor in such defense and also will be entitled at its option (and expense) to employ separate counsel for such defense. The Indemnitor and the Indemnitee will cooperate with each other in the defense of any such action and the relevant records of each will be made available to the other with respect to such defense.

            (e) No Indemnitee will be entitled to indemnification under this
Section if it has entered into any settlement or compromise of any claim giving rise to any indemnifiable loss without the written consent of the Indemnitor. If a bona fide settlement offer is made with respect to a claim and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to the Indemnitee to that effect (the "Settlement Notice"). If the settlement offer includes a full release of the Indemnitee and the Indemnitee fails to consent to the settlement offer within ten calendar days after receipt of the Settlement Notice, then the Indemnitee will be deemed to have rejected such settlement offer and will be responsible for continuing the defense of such claim and, in such event, the maximum liability of the Indemnitor as to such claim will not exceed the amount of such settlement offer plus any and all reasonable costs and expenses paid or incurred by the Indemnitee up to the date of the Settlement Notice and which are otherwise the responsibility of the Indemnitor pursuant to this Section. If the settlement offer does not include a full release of the Indemnitee and the Indemnitee fails to consent to the settlement offer, the Indemnitor shall continue to remain liable to the Indemnitee to the full extent set forth in this Section 5.13.

            (f) Any indemnification permitted under subsection (a) shall be made only out of the assets of the Company, and no Member shall be obligated to contribute to the capital of, or loan funds to, the Company to enable the Company to provide such indemnification.

            (g) The indemnification provided by this Section shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, as to action in the Indemnitee's capacity as a Member, as a director, officer, employee, constituent partner, shareholder or other Affiliate of a Member and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

            (h) Except as otherwise provided in this Agreement, the Company may purchase and maintain insurance on behalf of any one or more Indemnitees if approved as a Major Decision in accordance with Section 5.2. If insurance is obtained for any Indemnitee, it shall be obtained on the same basis for all other Indemnitees who have comparable risks.

            (i) In no event may an Indemnitee subject a Member to personal liability by reason of the indemnification provisions of this Agreement.

            (j) The provisions of this Section are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

                                   ARTICLE VI
                                STATUS OF MEMBERS

      Section 6.1 Relationship of Members. Each Member agrees that, to the fullest extent permitted by Section 18-1101 and other provisions of the Delaware Act and except to the extent expressly stated in this Agreement or in any other agreement to which a Member is a party:

            (a) Except as expressly provided in this Agreement, the Development Plan or in any Annual Business Plan, no Member shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, any other Member or the Company.

            (b) Except to the extent expressly provided in such subsection (c) below or elsewhere in this Agreement, the Members shall have the same duties and obligations to each other that general partners of a limited partnership formed under Delaware law have to each other.

            (c) Any consent, approval, determination or other action by a Member shall be given or taken in the sole and absolute discretion of that Member in its own best interests and without regard to the best interests of another Member or the Company or the financial, tax or other effect on another Member or the Company.

            (d) No Member is authorized to act as the agent, representative or attorney-in-fact for any other Member.

            (e) The Membership Interests shall be governed by Chapter 8 of the applicable Uniform Commercial Code.

      Section 6.2 Liability of Members. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Except as otherwise expressly provided in the Delaware Act, the liability of each Member shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due and payable pursuant to the terms, conditions and provisions of this Agreement. Further, no member of the Major Decision Committee, general or limited partner of any Member, shareholder or member or other holder of any equity interest of any Member, or any officer, director or employee of any of the foregoing or any of their Affiliates shall be obligated personally for any debt, obligation or other liability of the Company solely by reason of their being a member of the Major Decision Committee, general or limited partner of any Member, shareholder or member or other holder of an equity interest of any Member, or officer, director or employee of any of the foregoing or any of their Affiliates. Further, failure of the Company to observe any corporate or other formality or requirements relating to the exercise of its powers or the management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for any Member, member of the Major Decision Committee, general or limited partner of any Member, shareholder or member or other holder of an equity interest of any Member or any officer, director or employee of any of the foregoing or any of their Affiliates to be held liable or obligated for any debt, obligation or other liability of the Company. The foregoing shall not, however, limit the personal liability of a Member for its obligations to the Company or another Member under this Agreement or to the Company or other Member under any other agreement to which such Member may be a party.

      Section 6.3 Dissolution of Member. The dissolution of a Member shall not cause a dissolution of the Company, but the rights of such Member to share in the profits and losses of the Company and to receive distributions of Company funds shall, on the happening of such an event, devolve upon its trustee or successor, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. The successor of such Member shall be liable for all of the obligations of such Member under this Agreement. However, in no event shall such trustee or successor become a substitute Member, except with the prior written consent of the other Members.

      Section 6.4 Access to Records. The Members shall, upon reasonable notice, be provided with access to all tax, financial and other books and records of the Company.

                                  ARTICLE VII
                        TRANSFER OF MEMBERSHIP INTERESTS

      Section 7.1 Restrictions on Transfer.

            A. Except as provided in Sections 5.5, 5.6, 5.7 and 7.2 hereof, no Member shall make a sale, assignment, transfer, encumbrance or hypothecation, directly or indirectly, of the whole or any part of its Membership Interest (including, but not limited to, its rights in the capital, profits, losses, gains, distributions or other economic interests of any type in or from the Company) without the prior unanimous written consent of all Members, which consent shall not be unreasonably withheld. The direct or indirect sale, assignment, transfer, encumbrance or hypothecation of the equity interest in a Member shall be deemed to constitute a proportionate sale, assignment, transfer, encumbrance or hypothecation of that Member's Membership Interest. Notwithstanding any other Section of this Agreement, a Member making a transfer pursuant to Sections 5.5, 5.6, 5.7, 7.2 and this Section shall continue to be responsible for payment and performance under any completion or other guarantees that such Member signed in connection with the construction of the Improvements included in the Business Property and for the making of all Capital Contributions required under Article III necessary to complete such construction unless the Member making the transfer obtains the prior written consent (which shall not be unreasonably withheld) of the other Members to a modification or reduction of those obligations.

            B. No sale, assignment, transfer, encumbrance, hypothecation or issuance in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one transaction shall apply to any other.

            C. Upon the transfer of its entire Membership Interest in the Company and the admission of such Member's transferee(s) as a substitute Member pursuant to Section 7.4, a Member shall be deemed to have withdrawn from the Company.

      Section 7.2 Permitted Transfers.

            A. Notwithstanding the provisions of Section 7.1 but subject to the limitations set forth in Sections 7.4 and 7.5, each Member shall be entitled directly or indirectly (through one or more intermediaries), without the consent of the other Members, to transfer all or any portion of its interest in the Company or any interest in any Member to any Permitted Affiliate (as hereinafter defined) of such Member; provided, however, that no such transfer shall be effective (without the consent required in Section 7.1A) if it is part of a series of transactions designed to effect a direct or indirect transfer to a Person not described in this sentence.

            B. "Permitted Affiliate" means, with respect to a Member (including Capital and PAMI): (a) any Person directly or indirectly (through one or more intermediaries) owning, controlling or holding 100% of the outstanding securities of or equity or beneficial interests in such Member, (b) any Person 100% of whose outstanding securities and equity or beneficial interests are directly or indirectly (through one or more intermediaries) owned, controlled or held by such Member or (c) any Person 100% of whose outstanding securities and equity or other beneficial interests are directly or indirectly (through one or more intermediaries) owned, controlled or held by a Person or Persons directly or indirectly (through one or more intermediaries) owning, controlling or holding 100% of the outstanding securities or equity or other beneficial interests of such Member with whom affiliate status is being tested.

            C. In addition, "Permitted Affiliate" means, with respect to PAMI and its Affiliates, Lehman Brothers Holdings Inc. ("LBHI") or any Affiliate of LBHI or PAMI.

            D. If a Member transfers its Membership Interest to a Permitted Affiliate in connection with a securitization or similar financing vehicle for which such Member or an Affiliate of such Member retains the right prior to default to exercise discretionary decision-making authority and other consent rights regarding Major Decisions (including, without limitation, the right to appoint members of the Major Decision Committee as set forth in this

Agreement), the Permitted Affiliate may pledge or hypothecate such Membership Interest directly or indirectly to a trustee or other Person who is not a Permitted Affiliate to secure notes or other evidences of indebtedness issued by the securitization or similar financing vehicle.

      Section 7.3 Effect of Assignment. In the event of any sale, assignment or transfer permitted hereunder, the Company shall not be dissolved or wound up, but shall continue. No such sale, assignment or transfer shall relieve the assignor from any of its obligations under this Agreement accruing prior to such sale, assignment or transfer.

      Section 7.4 Substitute Member. The transferee of a Member's Membership Interest in the Company may be admitted to the Company as a substitute Member only if such transfer is made in compliance with Section 7.1 or 7.2. Unless a transferee of a Membership Interest is admitted as a substitute Member under this Section 7.4, it shall have none of the powers of a Member hereunder and shall have only such rights of an assignee under the Delaware Act as are consistent with the other terms and provisions of this Agreement.

      Section 7.5 Further Requirements.

            A. In addition to the other requirements of Sections 7.1, 7.2 and 7.4, and unless waived in whole or in part by the other Members, no transfer of all or any portion of a Membership Interest may be made unless the following conditions are met:

                  (1) The delivery to the Company of a fully executed copy of all transfer documents relating to the transfer, including, the agreement in writing of the transferee to (a) be bound by the terms of this Agreement, (b) pay all costs and expenses of the Company incident to the transfer, and (c) assume all obligations of the transferor under this Agreement relating to the Membership Interest that is the subject of such transfer; provided, however, that (i) if less than the entire Membership Interest of the transferor is to be acquired, then the assumption need only be as to a share of the transferor's obligations in proportion to the portion of the transferor's Membership Interest so acquired, and (ii) no assumption shall be required unless the transferee is being substituted as a Member.

                  (2) The representation of the transferring Member and the transferee, and the delivery of an opinion of counsel reasonably acceptable to the non-transferring Member, that (a) the transfer will not cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and (b) the transfer will not violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws, rules or regulations.

                  (3) No non-transferring Member shall unreasonably withhold or delay any waiver permitted under this Section 7.5.

                                  ARTICLE VIII
                                CERTAIN REMEDIES

      Section 8.1 No Partition. Each Member hereby irrevocably waives any and all rights that it may have to maintain any action for partition of Company Property.

      Section 8.2 Litigation Without Termination. Each Member shall be entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against any other Member or the Company (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of the breach by such party of this Agreement or any other agreement entered into in connection with this Agreement, notwithstanding the fact that any or all of the parties to such proceeding may then be Members in the Company, and without dissolving the Company as a limited liability company.

      Section 8.3 Attorneys' Fees. If the Company or any Member obtains a judgment against any other Member by reason of breach of this Agreement or failure to comply with the provisions hereof, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

      Section 8.4 Cumulative Remedies. No remedy conferred upon the Company or any Member pursuant to this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth).

      Section 8.5 No Waiver. No waiver by a Member or the Company of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance. Subject to any applicable statutes of limitation and any provisions in this Agreement to the contrary, no failure or delay on the part of a Member or the Company to exercise any right it may have under this Agreement shall prevent the exercise thereof by such Member or the Company, and no such failure or delay shall operate as a waiver of any breach of, or default under, this Agreement.

                                   ARTICLE IX
                             DISSOLUTION OF COMPANY

      Section 9.1 Section 9.1 Events Giving Rise to Dissolution. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company, except that the happening of any one of the following events shall work an immediate dissolution of the Company:

            (a) The sale of all or substantially all of the Company Property;

            (b) The unanimous agreement in writing by the Members to dissolve the Company;

            (c) The expiration of the Term of the Company;

            (d) The voluntary or involuntary dissolution of all Members; or

            (e) Any other event that, under the Delaware Act, requires the Company's dissolution.

      Without limitation on the other provisions hereof, neither the assignment of all or any part of a Membership Interest permitted hereunder nor the admission of a substitute Member shall cause the dissolution of the Company. Except as otherwise provided in this Agreement, each Member agrees that, without the consent of the other Members, such Member may not withdraw from or cause a voluntary dissolution of the Company.

      Section 9.2 Procedure.

            (a) Upon the dissolution of the Company, PAMI shall wind up the affairs of the Company. The Members shall continue to receive allocation of Net Income and Net Losses and distributions of Available Cash from Operations and Net Capital Transaction Proceeds during the period of liquidation in the same manner and proportion as though the Company had not dissolved. PAMI shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of Company Property pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

            (b) Following the payment of all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of PAMI to set up such cash reserves as and for so long as it may deem reasonably necessary in good faith for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with Section 4.1. Any reserves referred to in this Section 9.2(b) shall be released and distributed as soon as practicable after the date that corresponding liabilities reserved against are satisfied, discharged or otherwise terminated.

            (c) Within a reasonable time following the completion of the liquidation of the Company Property, PAMI shall supply to each of the Members a statement audited by the Accountants, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member's portion of distributions pursuant to this Section 9.2.

            (d) Each Member shall look solely to the assets of the Company for all distributions that such Member may be entitled to under this Agreement, including the return of such Member's Capital Contributions thereto and share of profits or losses thereof and shall have no recourse therefor (in the event of any deficit in a Member's Capital Account or otherwise) against any other Member; provided that nothing herein contained shall relieve any Member of such Member's obligation to make the Capital Contributions herein provided or to pay any liability or indebtedness owing the Company by such Member, and the Company and the

Managing Members shall be entitled at all times to enforce such obligations of such Member. No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

            (e) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and PAMI shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

                                   ARTICLE X
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 10.1 Ownership of Members. As of the date of this Agreement, Capital Senior Living Corporation ("CSLC") and Capital (each, a "Capital Party") represent and warrant jointly and severally to PAMI that (a) CSLC owns of record and beneficially all of the outstanding capital stock of Capital and (b) CSLC owns of record and beneficially all of the outstanding capital stock of Capital Senior Living, Inc. Each Capital Party agrees that, unless PAMI has given its prior written consent, no Person other than a Permitted Affiliate will own capital stock of Capital or be granted any option or other contractual right to acquire any capital stock of Capital or the right to vote or take other action with respect to the capital stock of Capital. PAMI represents and warrants to Capital that all of its capital stock is owned of record and beneficially by Property Asset Management Inc., a wholly-owned indirect subsidiary of Lehman Brothers Holdings Inc. PAMI agrees that, unless Capital has given its prior written consent, no Person other than a Permitted Affiliate of PAMI will own capital stock of PAMI or be granted any option or other contractual right to acquire any capital stock of PAMI or the right to vote or take other action with respect to the capital stock of PAMI.

      Section 10.2 Performance by Capital. CSLC agrees, for the benefit of PAMI and its Affiliates, that it will take whatever reasonable actions are necessary (other than any actions which would require the expenditure of any of its own funds) to cause Capital to make all payments, sign all documents and take all other actions reasonably required pursuant to the terms of this Agreement, it being understood that this Section shall not require CSLC to incur any expenses or spend, contribute or loan any funds to or for the benefit of Capital and the terms and conditions of this Section shall not be interpreted as any type of financial or economic guarantee of the obligations of Capital by CSLC or its other Affiliates or any other Person.

      Section 10.3 Performance by PAMI. Property Asset Management Inc. agrees, for the benefit of Capital and its Affiliates, that it will take whatever reasonable actions are necessary (other than any actions which would require the expenditure of any of its own funds) to cause PAMI to make all payments, sign all documents and take all other actions reasonably required pursuant to the terms of this Agreement, it being understood that this Section shall not require Property Asset Management Inc. to incur any expenses or spend, contribute or loan any funds to or for the benefit of PAMI and the terms and conditions of this Section shall not be interpreted as any type of financial or economic guarantee of the obligations of PAMI by Property Asset Management Inc. or its other Affiliates or any other Person.

      Section 10.4 Compliance with Loan Terms. During the Term of this Agreement and in accordance with the terms, conditions and provisions of this Agreement, the Regular Managing Member (on behalf of the Company and at the expense of the Company) shall use reasonable efforts subject to the provisions of Sections 3.4 and 3.5 hereof, to cause the Company to comply with the terms and conditions of the Senior Loan Documents and Mezzanine Loan Documents, it being understood that this Section shall not require the Regular Managing Member to incur any expenses or spend any moneys or to contribute or loan any funds to or for the benefit of the Company and the terms and conditions of this Section shall not be interpreted as any type of financial or economic guarantee of the obligations of the Company by the Regular Managing Member or its Affiliates or any other Person.

      Section 10.5 Confidentiality. No Member or Capital Party shall disclose the terms of this Agreement without the consent of the other Members except (i) to its attorneys, accountants and other advisors, (ii) to the extent required by law, including without limitation required by applicable securities laws, (iii) to prospective assignees of Membership Interests who agree to maintain the confidentiality of the provisions of this Agreement, or (iv) to prospective lenders to the Company. Capital shall not disclose the fact that PAMI or its Affiliates are lenders to or investors in the Company in advertising, press releases or other comparable statements to the public without the prior written consent of PAMI. PAMI shall not disclose the fact that Capital or its Affiliates are lenders to or investors in the Company in advertising, press releases or other comparable statements to the public without the prior written consent of Capital.

      Section 10.6 Limitation of Liability.

            (a) In Favor of PAMI and Affiliates. Capital and each Capital Party, for themselves and on behalf of their Affiliates (collectively, "Capital Claiming Parties"), hereby agree that if the Capital Claiming Parties, together or individually, make any claim of any nature whatsoever, whether legal or equitable, including (without limitation) claims based on federal or state law, against PAMI or its Affiliates arising out of or relating to (1) this Agreement,
(2) the formation or operation of the Company, (3) any loans made to the Company, (4) the negotiations and representations of the parties preceding or following the execution of this Agreement, (5) any alleged breach of this Agreement or (6) the proposed transactions described in this Agreement, then the following limitations on the liability of PAMI and its Affiliates, and on the relief available to the Capital Claiming Parties, shall apply: (a) under no circumstances shall the Capital Claiming Parties be entitled to any form of equitable relief (including injunctive relief) except to the extent expressly stated in this Agreement, lost profits or consequential, special or punitive damages and (b) any judgment against PAMI or its Affiliates shall be enforceable against them only to the extent of the Membership Interest of PAMI in the Company.

            (b) In Favor of Capital and Affiliates. PAMI, for itself and on behalf of its Affiliates (collectively, "PAMI Claiming Parties"), hereby agrees that if the PAMI Claiming Parties, together or individually, make any claim of any nature whatsoever, whether legal or equitable, including (without limitation) claims based on federal or state law, against Capital or its Affiliates arising out of or relating to (1) this Agreement, (2) the formation or operation of the Company, (3) any loans made to the Company, (4) the negotiations and representations of the parties preceding or following the execution of this Agreement, (5) any alleged breach of this Agreement or (6) the proposed transactions described in this Agreement, then the following limitations on the liability of Capital and its Affiliates, and on the relief available to the PAMI Claiming Parties, shall apply: (a) under no circumstances shall the PAMI Claiming Parties be entitled to any form of equitable relief (including injunctive relief) except to the extent expressly stated in this Agreement, lost profits or consequential, special or punitive damages and (b) since there may be little or no economic value to the Membership Interest of Capital in the Company, any judgment against Capital or its Affiliates shall be enforceable against them only to the extent of the value of the Membership Interest of PAMI in the Company.

      Section 10.7 Holding or Purchase of Company Debt. The Company, Capital and the Capital Parties acknowledge and agree that:

            (a) an Affiliate of PAMI (which for the purpose of this Section 10.7 shall include any syndicate, managed fund, managed account, or similar group or vehicle on behalf of which an Affiliate of PAMI is acting as custodian, agent or manager) may hold the Mezzanine Loan or purchase or acquire all or a portion of the existing indebtedness of the Company (collectively, "Existing Financing"), including a participation interest therein, at any time and from time to time and without notice to or approval by the Company or any of its Members or such Member's Affiliates and whether or not the Existing Financing or any other indebtedness of the Company is in default,

            (b) such purchase or acquisition may be on any terms and conditions that are negotiated between the seller of such indebtedness and the Affiliate of PAMI, as the purchaser, as determined in the sole and absolute discretion of the Affiliate of PAMI,

            (c) none of them shall have the right to participate in any such purchase or acquisition,

            (d) any Existing Financing purchased in whole or in part by an Affiliate of PAMI shall continue to be fully enforceable in accordance with its terms, if and to the extent so enforceable by the prior holder, while owned or held by the Affiliate of PAMI; provided, however, that upon such purchase by an Affiliate of PAMI, any liability of Capital and of any of its Affiliates with respect to the portion of such Existing Financing purchased shall be deemed automatically extinguished and released (and such Affiliate of PAMI shall execute and/or deliver such documents, including return of any guarantee, indemnity or other written undertaking if the entirety of such Existing Financing was purchased, as may be reasonably necessary to reflect such extinguishment and release; provided, that failure of such Affiliate of PAMI to do so shall not abrogate such extinguishment and release),

            (e) the Affiliate of PAMI shall be fully entitled to enforce all rights and remedies against the Company and the Business Property under the terms and conditions of the Existing Financing or other indebtedness of the Company, if and to the extent so enforceable by the prior holder, as though the Affiliate of PAMI was not affiliated with PAMI, including, if such rights are provided for under such terms and conditions, the right to institute foreclosure proceedings with respect to the Business Property or to purchase the Business Property at any foreclosure sale or acquire the Business Property through a deed in lieu of foreclosure, without the approval or participation of Capital or any Capital Party,

            (f) notwithstanding (i) anything expressed or implied elsewhere in this Agreement, (ii) the final terms and conditions of the purchase or acquisition of such Existing Financing, (iii) any adverse effect suffered or sustained by Capital, any Capital Party or the Company resulting from such purchase or acquisition by the Affiliate of PAMI, and (iv) any other impact or effect resulting from or arising from such purchase or acquisition by the Affiliate of PAMI, there shall be no fiduciary duty or other relationship (other than debtor and creditor) between such Affiliate of PAMI as the holder of such indebtedness and the Company, any Member or any Affiliate of a Member, and

            (g) the terms, conditions and limitations described in Section 10.8 on the obligations of PAMI with respect to the providing of Financing to the Company by an Affiliate of PAMI shall be fully applicable and controlling with respect to the obligations of PAMI or any other Affiliate of PAMI in connection with the holding of the Mezzanine Loan or the purchase or acquisition of Existing Financing by PAMI or any other Affiliate of PAMI, and deemed incorporated into this Section 10.7 by this reference with all necessary modifications.

      Section 10.8 Limitations on Responsibilities of PAMI and its Affiliates. Capital and the Capital Parties each expressly (a) acknowledge that they (1) may in the future request that an Affiliate of PAMI provide financing to the Company as provided in Section 5.10 (collectively "Financing") and (2) do not object to the acquisition or purchase of all or part of any indebtedness of the Company (including any Existing Financing) by an Affiliate of PAMI or the enforcement of the obligations of the Company under such loan documents, if and to the extent so enforceable by the prior holder, and (b) agree that, notwithstanding any other provision of this Agreement, any other agreement or applicable law: (1) PAMI and any Affiliate of PAMI who provide Financing to the Company or purchase any Company debt are separate and distinct legal entities with different investment goals and objectives, (2) the documents to which the Company and, where applicable, Capital and the Capital Parties, is or are a party or parties, evidencing any such Financing provided by an Affiliate of PAMI or existing Company debt (including the Existing Financing) held by any Affiliate of PAMI are legal, valid and binding obligations of the Company (3) the Affiliate of PAMI who provides Financing to the Company or purchases any Company debt (including the Existing Financing) may exercise all its rights, privileges and benefits and enforce all remedies and other provisions under the applicable documents evidencing such Financing or existing Company debt (including the Existing Financing), if and to the extent so enforceable by the prior holder, without regard to the fact that PAMI is a Member of the Company or that Capital or the Capital Parties are Members or Affiliates of the Company, (4) no act or failure to act by the Affiliate of PAMI who provides Financing to the Company or purchases the Company debt shall be attributed to PAMI or considered or deemed to be the act or failure to act of PAMI or a breach or failure by PAMI of any provision of this Agreement or of any fiduciary, contractual, good faith, fair dealing or other express or implied covenant or other obligation of PAMI to the Company, any Member, any Affiliate of a Member or third party, (5) no act or failure to act by PAMI shall be attributed to the Affiliate of PAMI who provides Financing to the Company or purchases any Company debt, or considered or deemed to be the act or failure to act of that Affiliate, (6) PAMI shall have no duty or other obligation to cause or permit the Company to default or fail to comply with any provision of the documents evidencing such Financing or existing Company debt, and (7) neither the Company nor any Member, Capital Party or Affiliate of any of them shall assert any claim, counterclaim, defense allegation, offset, action or liability against PAMI, the Affiliate of PAMI, who provides

Financing to the Company or purchases or holds any Company debt or any of their Affiliates based on or involving the relationship of PAMI and the Affiliate of PAMI who provides Financing to the Company or purchases the Company debt or arising or based upon any other matter whatsoever relating to the matters set forth in this Section 10.8.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 Notices. Unless otherwise specified herein, all notices, requests, consents, approvals, demands or other communications to or from the parties hereto shall be in writing and shall be sent by Federal Express or other nationally recognized courier, expenses prepaid or charged to the sender, or by telecopier (provided such telecopied material is also sent by mail or courier in the manner set forth herein) or by mail, postage prepaid. All such communications shall be deemed delivered when received; provided that telecopied messages shall not be effective unless such messages are also sent by mail or courier as set forth herein; and provided further, that mail sent via Certified Mail - Return Receipt Requested, certified fee and normal postage prepaid, shall be deemed to have been received on the earlier of actual receipt thereof or the date of refusal or inability to deliver, indicated on the Receipt for Certified Mail. Any such notice, request, demand or other communication shall be delivered or addressed as follows:

If to the Company, to its address set forth in Section 1.7 hereof:

         To Capital:         Capital Senior Living Properties 4, Inc.
                             14160 Dallas Parkway
                             Suite 300
                             Dallas, Texas 75254
                             Attention:  David R. Brickman, Esq.
                             Telephone: 972-770-5600
                             Facsimile: 972-770-5666

         with copy to:       Jenkens & Gilchrist
                             1445 Ross Avenue, Suite 3200
                             Dallas, TX 75202-2799
                             Attention: Winston W. Walp II
                             Telephone: (214) 855-4354
                             Facsimile: (214) 855-4300

         To PAMI:            c/o Lehman Brothers Holdings Inc.
                             399 Park Avenue, 8th Floor
                             New York, New York 10022
                             Attention: David T. Chan
                             Telephone: (212) 526-1946
                             Facsimile: (646) 758-1715
         with copy to:       Windels Marx Lane & Mittendorf, LLP
                             156 West 56th Street
                             New York, New York 10019
                             Attention: Walter F.X. Healy
                             Telephone: (212) 237-1130
                             Facsimile: (212) 262-1215

         with a copy to:     Hatfield Philips, Inc.
                             285 Peachtree Center Avenue
                             Marquis Two Tower, Suite 2300
                             Atlanta, Georgia 30303
                             Attention: Mark King
                             Telephone: (404) 420-5512
                             Facsimile: (404) 420-5610

or at such other addresses as the parties hereto may designate by written notice to the other parties hereto.

      Section 11.2 Financial Reports. Within 30 days after the end of each month, the Regular Managing Member shall cause the Company to send to each Member an unaudited balance sheet, statement of income and other financial reports of the Company in a format approved by the Members. As soon as practicable after the end of each Fiscal Year of the Company, commencing for Fiscal Year 2002, the Regular Managing Member shall cause the Company to send to each Person who was a Member at any time during such Fiscal Year (i) financial statements (which shall be prepared in accordance with generally accepted accounting principles and audited by the Accountants), including a balance sheet and statements of income and changes in financial position showing the cash distributed in such year, (ii) a report of the activities of the Company during such year and (iii) a Schedule K-1 and such other tax information, prepared on an estimated basis, as may reasonably be needed by the Members for the computation of their respective liabilities for federal, state and local tax payments due before the preparation of their final returns for the year.

      Section 11.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. This Agreement supersedes any prior agreement or understanding between the parties with respect to the subject matter hereof.

      Section 11.4 Amendments. This Agreement may be amended only by written agreement of amendment executed by the Managing Members. No such amendment, however, may reduce or impair the rights of LCOR or its Affiliates pursuant to
Section 5.12 or 5.13 hereof, without LCOR's consent in writing.

      Section 11.5 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

      Section 11.6 Arbitration. In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement or the termination of this Agreement, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith, on the selection of an arbitrator within 30 days, either party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the selected arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in New York City or such other place as is mutually agreeable. The arbitration decision shall be final and binding on both parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the fees, costs and expenses of arbitration against the losing party if the arbitrator determines that the final position urged by the losing party was not reasonable.

      Section 11.7 Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

      Section 11.8 Captions, Etc. The cover page and table of contents to this Agreement and the Section captions in this Agreement are included for convenience only and shall not affect in any way the interpretation or enforcement of this Agreement.

      Section 11.9 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to other Persons or circumstances, shall not be affected thereby.

      Section 11.10 Counterparts. This Agreement may be executed in several facsimile or original counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      Section 11.11 No Deficit Restoration. Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member's Membership Interest (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in its Memorandum or Capital Account. In addition, no allocation to any Member of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if such allocation reduces a Member's Memorandum or Capital Account or creates or increases a deficit in such Member's Memorandum or Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. The obligations of the Members to make contributions pursuant to Article III are for the exclusive benefit of the Company and not of any creditor of the Company; and no such creditor is intended as a third party beneficiary of this Agreement nor shall any such creditor have any rights hereunder, including, but without limitation, the right to enforce any Capital Contribution or other obligations of the Members.

      Section 11.12 Power of Attorney. Each Member hereby irrevocably constitutes and appoints the Regular Managing Member, as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), record and file, on behalf of it and on behalf of the Company, the following:

            (a) A Certificate of Formation, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Company or any of the Members under the law of the State of Delaware and any other jurisdiction whose laws may be applicable;

            (b) A Certificate of Cancellation of the Company and such other instruments as may be deemed necessary or desirable by the holder of such power upon the termination of the Company; and

            (c) Any and all amendments of the instruments described in subsections (a) and (b) hereof, provided such amendments are either required by law to be filed or have been authorized by the particular Member or Members whose authorization is required.

      The foregoing grant of authority:

                  (1) shall survive the delivery of an assignment by a Member of the whole or any portion of its Membership Interest;

                  (2) is a special power of attorney coupled with an interest, is irrevocable and shall survive the bankruptcy or liquidation of the Member granting the power; and

                  (3) may be exercised by the holder on behalf of each Member by a facsimile signature or by listing all of the Members executing any instrument with a single signature as attorney-in-fact for all of them.

      Section 11.13 Principles of Construction. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and the plural forms of the term so defined and "including" means including without limitation. Whenever the context requires, each gender shall include all other genders.

      Section 11.14 No Third-Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. The right or obligation of any Member or the Major Decision Committee to call for any capital contribution or of any Member to make a capital contribution or otherwise to perform, satisfy or discharge any liability or obligation of any Member hereunder or to pursue any other right or remedy hereunder, at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

      Section 11.15 Further Assurances. Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

      Section 11.16 No Brokers. Each of the Members represents and warrants to each other that there are no brokerage commissions or finder's fee (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on its behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damage, and other expenses arising out of any misrepresentation made in this Section.

                            [SIGNATURE PAGES FOLLOW]

                  SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY OPERATING
                       AGREEMENT OF LIBERTYVILLE SL L.L.C.

MEMBERS:

                  CAPITAL SENIOR LIVING PROPERTIES 4, INC., a Delaware corporation

                  By:_________________________________________
                     Name:____________________________________
                     Title:___________________________________


                  PAMI SENIOR LIVING INC.,
                  a Delaware corporation

                  By:_________________________________________
                     Name:____________________________________
                     Title:___________________________________

WITHDRAWING MEMBER:

LCOR Libertyville Management L.L.C., as withdrawing Member, executes below for the sole purpose of consenting to Sections 1.1, 5.12, 5.13 and 11.6 hereof.

                  LCOR LIBERTYVILLE MANAGEMENT L.L.C.,
                  a Delaware limited liability company

                  By:  LCOR Senior Living L.L.C.
                       a Delaware limited liability company
                       its sole Member and sole Managing Member


                       By:____________________________________
                       Name:__________________________________
                       Title:_________________________________

                        ADDITIONAL LIMITED SIGNATORIES TO
                     LLC AGREEMENT OF LIBERTYVILLE SL L.L.C.

      Capital Senior Living Corporation joins in the execution of this Fourth Amended and Restated Limited Liability Company Operating Agreement for the limited purpose of agreeing to the provisions of Sections 10.1, 10.2, 10.5, 10.6(a), 10.7, 10.8 and 11.6 hereof.

                                            CAPITAL SENIOR LIVING CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:

      Property Asset Management Inc. joins in the execution of this Fourth Amended and Restated Limited Liability Company Operating Agreement for the limited purpose of agreeing to the provisions of Sections 10.3, 10.5, 10.6 and
11.6 hereof.

                                            PROPERTY ASSET MANAGEMENT INC.


                                            By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                                   DEFINITIONS

      "Accountants" shall mean one of the "Big Four" firms of independent certified public accountants selected by the Regular Managing Member, approved by the Major Decision Committee and engaged by the Company for the purposes of
(a) auditing the annual financial statements required under Section 11.2; (b) assisting in the preparation of all federal, state and local income tax returns of the Company; (c) auditing the statement required under Section 9.2(c) in connection with the liquidation of the Company; and (d) determining the amounts required under Section 5.5F in connection with a sale described therein.

      "Affiliate" of a Person means (1) any officer, director, employee, shareholder, member or partner of that Person; (2) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with that Person; and (3) any officer, director, employee, shareholder, member or partner of any entity described in clause (2) above.

      "Annual Business Plan" means, for each Fiscal Year, the operating budget, the capital budget and the marketing plan for the Business Property adopted by the Members as a Major Decision pursuant to Section 5.2.

      "Assignment and Assumption Agreement" has the meaning set forth in Recital F.

      "Available Cash from Operations" means all cash funds of the Company from operations held by or on behalf of the Company from time to time after: (a) payment of all Company Costs and Expenses that are due and payable as of such date; (b) provision for the payment of all Company Costs and Expenses that the Company is obligated to pay within 90 days of such date; (c) provision for Reserve Additions approved by the Members as a Major Decision; and (d) to the extent there are remaining cash funds on hand after all permissible Reserve Additions have been made, provision for payments of principal on Company indebtedness in such amounts as may be approved as a Major Decision pursuant to
Section 5.2. Available Cash from Operations shall not include Capital Contributions, Net Capital Transaction Proceeds, proceeds of the Construction Loan, the Mezzanine Loan or other loans made to the Company or any amount released from escrow and returned to the Company by the Senior Lender pursuant to the Senior Loan Documents. No deduction shall be made in calculating Available Cash from Operations for any expenditure properly attributable to a transaction generating Net Capital Transaction Proceeds or to the extent an expenditure is paid out of any Company reserve account.

      "Back-End Percentage Interest" means the percentage interest of a Member in certain allocations and distributions as set forth in this Agreement. As of the Effective Date, the Back-End Percentage Interest of PAMI is 80.98% and of Capital is 19.02%.

      "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States, the State of New York or the State of Delaware shall not be regarded as a Business Day.

      "Business Property" has the meaning set forth in Section 1.4.

      "Capital Account" has the meaning set forth in Section 1.1(b) of Exhibit B hereto.

      "Capital Contributions" means the capital contributions of the Members required under Section 3.1.

      "Capital Expenditure" means any cost or expense of the Company that is or would constitute a capital expense under generally accepted accounting principles.

      "Code" has the meaning set forth in Section 1.1(d) of Exhibit B hereto.

      "Company" means the limited liability company formed and existing pursuant to the Certificate of Formation of the Company and this Agreement.

      "Company Costs and Expenses" means all of the expenditures of any kind made or to be made with respect to the operations of the Company and permitted by the Development Plan or the Annual Business Plan then in effect or otherwise permitted under the terms of this Agreement other than those paid or required to be paid out of Capital Contributions or loans to the Company, including, without limitation, all required normal scheduled debt service payments (other than at maturity or upon acceleration) under the Senior Loan Documents, any other loan or financing agreements (other than the Mezzanine Loan Documents), all amounts payable pursuant to any management agreement relating to the Business Property, costs of repairs to be made with respect to the Business Property, ad valorem taxes, federal, state and local taxes, assessment and school fees, insurance premiums, repair and maintenance costs, engineering fees, advertising and other marketing expenses, professional fees, utilities costs, overhead costs, general and administrative costs, and all other types of costs, expenses, charges, liabilities and obligations of the Company.

      "Company Property" means the Business Property and all other property of whatever kind or nature owned by the Company from time to time.

      "Contract of Sale" means the Real Estate Purchase Agreement dated as of June 12, 1997, as amended September 9, 1997, between Rogers Red Top, Inc., as the seller, and LCOR Incorporated, as the purchaser, whose rights thereunder have been assigned to the Company.

      "Delaware Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

      "Development Plan" has the meaning set forth in Section 5.3.

      "Effective Date" means December 20, 2002.

      "Fiscal Year" means the taxable year of the Company for federal income tax purposes, which shall be the 12-month period ending on December 31 of each year, unless otherwise required by the Code; provided that the initial Fiscal Year shall be the period beginning on the Commencement Date and ending December 31, 1998, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods.

      "Future Obligations" has the meaning set forth in Section 5.5G.

      "Improvements" has the meaning set forth in Section 1.4.

      "Major Decision" has the meaning set forth in Section 5.2 of the Agreement.

      "Major Decision Committee" has the meaning set forth in Section 5.1(a).

      "Management Agreement" has the meaning set forth in Section 5.1(a).

      "Managing Member" or "Member" means Capital and PAMI and their successors and assigns in their capacities as Managing Members in the Company.

      "Member Loan" means any loan to the Company made or required to be made by one or more Members as provided in Section 3.6 and 3.7.

      "Membership Interest" means the interest of a Member in the Company and its rights in the capital, profits, losses, gains, distributions or other economic interests of any type in or from the Company including, without limitation, such Member's right: (a) to allocations of items of income, gain, loss, deduction, and credit of the Company as set forth in Exhibit B hereto; (b) to a distributive share of the assets of the Company as set forth in Article IV and Article IX; (c) to inspect the books and records of the Company as provided in Section 6.4; and (d) to participate in the management and operation of the Company in accordance with the terms set forth in Article V.

      "Memorandum Account" means a memorandum account, which shall be maintained by the Company with respect to each Member for accounting purposes only, determined as follows: (a) the initial balance of the Memorandum Accounts of each Member shall be zero; (b) the balance of such Account shall be increased as of the date of each contribution made by such Member under Section 3.1 by the amount of such contribution; and (c) the balance of such Account shall be decreased (but not below zero) as of each date that a distribution is made to such Member pursuant to Section 4.1(b) by the amount of such distribution.

      "Mezzanine Lender" means Lehman Brothers Holdings Inc., an Affiliate of PAMI, and its successors and assigns.

      "Mezzanine Loan" means the mezzanine loan made by the Mezzanine Lender to the Company as described in Section 3.4.

      "Mezzanine Loan Documents" means any note, loan agreement, mortgage or deed of trust, and other document or collateral evidencing or securing the Mezzanine Loan.

      "Modification Agreement" means the Modification and Extension Agreement (Lehman Brothers Holdings Inc.) dated as of December 20, 2002 among the Company, Lehman Brothers Holdings Inc., as mezzanine lender, and other parties.

      "Net Capital Transaction Proceeds" means the proceeds from (a) any financing or refinancing of the Company Property or any part thereof (excluding the Senior Loan and the Mezzanine Loan), and (b) any sale, disposition, taking or loss (including, but not limited to, the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from title insurance or casualty insurance, other than rental income insurance) of the Company Property or any part thereof, less payment of all debt being refinanced or repaid and all costs and other expenses related thereto, any amounts expended to repair or replace any part of the Business Property taken or destroyed, and all remaining Company Costs and Expenses and any other obligations of the Company not already paid or provided for.

      "Net Income" and "Net Losses" have the meaning set forth in Section 1.1(e) of Exhibit B hereto.

      "Operating Agreement" or this "Agreement" means this Fourth Amended and Restated Limited Liability Company Operating Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

      "Person" means an individual, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other legally recognized entity.

      "Priorities Agreement" has the meaning set forth in Section 4.1.

      "Regular Managing Member" means the Managing Member so designated in accordance with Section 5.1.

      "Required Expenses" has the meaning set forth in Section 3.6(c).

      "Reserve Additions" for the applicable period means all reserves reasonably established during such period for future Company Costs and Expenses if approved as a Major Decision in accordance with Section 5.2.

      "Senior Lender" means Guaranty Bank and its successors and assigns.

      "Senior Loan" means the secured construction loan made to the Company pursuant to Section 3.3.

      "Senior Loan Documents" means any note, loan agreement, mortgage or deed of trust, and other document or collateral evidencing or securing the Senior Loan.

      "12% Preferred Return" means, at any date, an amount equal to a cumulative annual return of 12%, compounded quarterly, on each dollar credited to the Memorandum Account of each Member from the first day after March 15, 1999, that such dollar is contributed to the

Company or credited to such Memorandum Account until the date that such dollar is returned to that Member pursuant to Section 4.1(b).

                                    EXHIBIT B

                       CERTAIN TAX AND ACCOUNTING MATTERS

                                    ARTICLE I
                         ALLOCATION OF INCOME AND LOSSES

      Section 1.1 Certain Definitions. As used herein, the following terms have the following meanings:

            (a) "Adjusted Capital Account" has the meaning set forth in Section 1.3(b) of this Exhibit.

            (b) "Capital Account" means, with respect to each Member, the account established and maintained for the Member on the books of the Company in compliance with Regulation Section s 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Member's Capital Account will initially equal the amount of cash and fair market value of property contributed by such Member to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to), and throughout the term of the Company will be
      (i) increased by the amount of (A) income and gains allocated to such Member pursuant to the following provisions of this Exhibit, and (B) the amount of any cash and the fair market value of any property (net of liabilities secured by the property that the Company is considered to assume or take subject to) subsequently contributed by such Member to the Company, and (ii) decreased by the amount of (A) losses and deductions allocated to such Member pursuant to the following provisions of this Exhibit, and (B) the amount of distributions in cash and the value of distributions of property (net of liabilities secured by the property that the Member is considered to assume or take subject to) distributed to such Member.

            (c) "Capital Contributions" means, as to each Member, the aggregate amounts then and thereafter contributed by such Member to the Company pursuant to Article III of this Agreement.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law) and "Regulations" means all regulations promulgated under the Code.

            (e) "Net Income" and "Net Losses", respectively, mean the income or losses of the Company as determined in accordance with the method of accounting followed by the Company for federal income tax purposes, including for all purposes: (i) any income exempt from tax; (ii) any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code or are treated as Section 705(a)(2)(B) expenditures under Regulation Section 1.704-1(b)(2)(iv)(i); and (iii) any adjustments to the book value of any Company asset pursuant to the Regulations; provided, however, that if any property is carried on the books of the Company at a value that differs from that property's adjusted basis for tax purposes, then gain, loss, depreciation and amortization with respect to such property shall be computed with reference to the book basis of such property, consistently with the requirement of Regulation Section 1.704-1(b)(2)(iv)(g); and provided, further, that any item allocated under
      Section 1.3 and 1.4 of this Exhibit shall be excluded from the computation of Net Income and Net Losses.

      Section 1.2 Allocations of Net Income and Net Losses.

            (a) Allocation of Net Income. After giving effect to Section 1.3 of this Exhibit, Net Income for any Fiscal Year of the Company shall be allocated as follows:

                  (i) First, to the Members who have previously been allocated Net Losses pursuant to Section 1.2(b)(iii) of this Exhibit, in proportion to the amount of Net Losses so allocated, until the aggregate Net Income allocated to each such Member pursuant to this Section 1.2(a)(i) is equal to the aggregate Net Losses allocated to that Member pursuant to said
      Section 1.2(b)(iii);

                  (ii) Second, to the Members who have previously been allocated Net Losses pursuant to Section 1.2(b)(ii) of this Exhibit, in proportion to the amount of Net Losses so allocated, until the aggregate Net Income allocated to each such Member pursuant to this Section 1.2(a)(ii) is equal to the aggregate Net Losses allocated to that Member pursuant to said
      Section 1.2(b)(ii);

                  (iii) Third, to the Members pro rata (in proportion to their Memorandum Accounts, if any) until the aggregate Net Income allocated to each Member pursuant to this Section 1.2(a)(iii) is equal to the sum of:
      (A) the 12% Preferred Return accrued with respect to that Member's Memorandum Account through the end of the Fiscal Year for which the allocation under this Section 1.2(a)(iii) is being made and (B) any allocations of Net Losses allocated to that Member pursuant to Section 1.3(b)(i) of this Exhibit, that are attributable to the reversal of allocations of Net Income pursuant to this Section 1.2(a)(iii);

                  (iv) Fourth, to the Members to the extent of and in the amount of cumulative distributions made to them pursuant to Section 4.1(c) of this Agreement, until the aggregate Net Income allocated to each such Member pursuant to this Section 1.2(a)(iv) is equal to the distributions made to that Member pursuant to said Section 4.1(c);

                  (v) Fifth, to the Members on a pro rata basis in accordance with their then current Back-End Percentage Interests.

            (b) Allocation of Net Losses. After giving effect to Section 1.3 of this Exhibit, Net Losses for any Fiscal Year shall be allocated as follows:

                  (i) First, to the Members who have previously been allocated Net Income pursuant to Sections 1.2(a)(iii) and (v) of this Exhibit, in proportion to the amount of Net Income so allocated, until the aggregate Net Losses allocated to each such Member pursuant to this Section 1.2(b)(i) are equal to the aggregate Net Income allocated to that Member pursuant to said Sections 1.2(a)(iii) and (v) since the Commencement Date;

                  (ii) Second, to the Members in proportion to their then positive Adjusted Capital Account balances;

                  (iii) Third, to the Members in proportion to their then current Back-End Percentage Interests.

      Section 1.3 Other Allocation Provisions.

            (a) (1) Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that year equal to that Member's share of the net decrease in partnership minimum gain (without the meaning of Regulation Section 1.704-2(f)(2), (3) and (5), provided, that if the Company has any discretion as to an exception set forth pursuant to Regulation Section 1.704-2(f)(5), PAMI may exercise such discretion on behalf of the Company). In the event that the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, PAMI may, as determined in its sole and absolute discretion, request that the Commissioner waive the minimum gain chargeback requirement pursuant to Regulation Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

                  (2) Member Minimum Gain Chargeback. If during a Fiscal Year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Regulation Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulation Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions in Regulation Section 1.704-2(i)(4) (including the exceptions analogous to those in Regulation Section 1.704-2(f)(2), (3) and
      (5), provided, that if the Company has any discretion as to the exception set forth pursuant to Regulation Section 1.704-2(f)(5) as made applicable by Regulation Section 1.704-2(i)(4), PAMI may exercise such discretion on behalf of the Company), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in the partner recourse debt minimum gain. In the event that the application of the partner recourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, PAMI may, as determined in its sole and absolute discretion, request that the Commissioner waive the minimum gain chargeback requirement pursuant to Regulation Sections 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the "chargeback of partner recourse debt minimum gain" required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

            (b) Qualified Income Offset. If, during any Fiscal Year, a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Company income

      (including gross income, and gain for such year), in an amount and manner sufficient to eliminate such deficit. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-2(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

                  A Member's "Adjusted Capital Account," at any time, shall equal the Member's Capital Account at such time (i) increased by the sum of (A) the amount of the Member's share of partnership minimum gain (as defined in Regulation Section 1.704-2(g)(1) and (3)), (B) the amount of the Member's share of partner nonrecourse debt minimum gain (as defined in Regulation Section 1.704-2(i)(5)), and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Company, if any, and (ii) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6).

            (c) Nonrecourse Deductions and Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Exhibit, Company losses, deductions, or Section 705(a)(2) expenditures that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with Regulation Section 1.704-2(i). All nonrecourse deductions within the meaning of Regulation Section 1.704-2(c) shall be allocated to the Members in proportion to their Back-End Percentage Interests.

            (d) Loss Limitation. Notwithstanding Section 1.2(b)(i) through
      Section 1.2(b)(iii) of this Exhibit,

                  (i) The Net Losses allocated pursuant to Section 1.2(b)(i) through Section 1.2(b)(iii) of this Exhibit to any Member for any Fiscal Year shall not exceed the maximum amount of Net Losses that may be allocated to such Member without causing such Member to have a negative balance in its Adjusted Capital Account at the end of such Fiscal Year.

                  (ii) If some but not all of the Members would have deficits in their Adjusted Capital Accounts as a consequence of allocations of Net Losses pursuant to Section 1.2(b)(i) through Section 1.2(b)(iii) of this Exhibit, the limitations set forth in this Section 1.3(d) shall be applied by allocating Net Losses pursuant to this Section 1.3(d)(ii) only to those Members who would not have a deficit in their Adjusted Capital Account as a consequence of receiving such an allocation of Net Losses (the allocation of such Net Losses among those Members to be in proportion of their Back-End Percentage Interests).

                  (iii) If no other Member may receive an additional allocation of Net Losses pursuant to Section 1.3(d)(ii) of this Exhibit, such additional Net Losses not allocated pursuant to said Section 1.3(d)(ii) shall be allocated solely to those Members who bear the economic risks for such additional Net Losses within the meaning of Section 704(b) of the Code and the Regulations thereunder.

            (e) Reversal of Regulatory Allocations. To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraphs

      (a) through (c) of this Section 1.3 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 1.2 of this Exhibit, subsequent allocations under said
      Section 1.2 shall be made, to the extent possible and without duplication pursuant to a manner consistent with Treasury Regulations under Code
      Section 704(b), which negate as rapidly as possible the effect of all such inconsistent allocations under said paragraphs (a) through (c). In addition, allocations made pursuant to said paragraphs (a) through (c) are intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. It is the intent of the Members that the Regulatory Allocations be offset with other items of Company income, gain, loss and deduction so that after such allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items of income, gain, loss and deduction had been allocated pursuant to said
      Section 1.2.

            (f) Distributions of Property. Solely for the purpose of adjusting the Capital Accounts of the Members, and not for tax purposes, if any property is distributed in kind to any Member, the difference between its fair market value (as determined in the reasonable judgment of the Managing Member) and its book value at the time of distribution shall be treated as gain or loss recognized by the Company and allocated pursuant to the provisions of Section 1.2 of this Exhibit.

            (g) [Intentionally Omitted.]

            (h) Transfer of Membership Interest. Except to the extent otherwise required by the Code and Regulations, if a Membership Interest or part thereof is transferred in any Fiscal Year, the items of income, gain, loss, deduction and credit allocable to such Membership Interest for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year the Membership Interest is held by each of them, except that, if they agree between themselves and so notify the Company within thirty days after the transfer, then at their option, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the person who held the interest on the date such items were realized or incurred by the Company. At the request of the transferee, PAMI shall make the election provided for in Code Section 754.

            (i) Order of Allocations. Any allocations made pursuant to this Exhibit shall be made in the following order:

                  (i) Section 1.3(a)

                  (ii) Section 1.3(b)

                  (iii) Section 1.3(c)

                  (iv) Section 1.3(e); and

                  (v) Section 1.2, as modified by Section 1.3(d).

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the year.

      Section 1.4 Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Company for federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Sections 1.2 and 1.3 of this Exhibit; provided that solely for federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction shall be allocated, other than with respect to the tax basis of property, as follows: in the case of property contributed in kind, and other property, to the extent applicable, in accordance with the principles of Code Section 704(c) and the Regulations thereunder as incorporated among the requirements of the relevant provisions of the Regulations under Code Section 704(b). Any decisions regarding this Section
1.4 shall be a Major Decision.

                                   ARTICLE II
                              MISCELLANEOUS MATTERS

      Section 2.1 Preparation of Records and Returns; Tax Matters Partner. All financial and accounting books and records of the Company shall be prepared under the direction of the Regular Managing Member and shall be subject to PAMI's approval, which shall not be unreasonably withheld. All federal, state and local income tax returns and all tax audits and litigation shall be conducted under the direction of the Regular Managing Member and shall be subject to PAMI's approval which shall not be unreasonably withheld. The determination of whether the Company shall make available elections for accounting or federal, state or local income tax purposes or shall settle any tax audit or litigation shall be made by the Major Decision Committee. PAMI is hereby designated as the "tax matters partner" for the Company (as such term is defined in Section 6231(a)(7) of the Code). The tax matters partner shall promptly notify Members who do not qualify as "notice partners" within the meaning of Code Section 6231(a)(8) (i) at the beginning and completion of an administrative proceeding at the Company level promptly upon such notice being received by the tax matters partner and (ii) of all significant matters that come to its attention in its capacity as tax matters partner.

      Section 2.2 Method of Making Contributions. References to contributions of property appearing in Article I of this Exhibit are included for the purpose of conforming to the requirements set forth in the Regulations and shall not give rise to an inference that contributions may be made in a form other than cash except as set forth in the Agreement or any other written agreement of the Members.

                                    EXHIBIT C

              DESCRIPTION OF BUSINESS PROPERTY CONTRIBUTED BY LCOR

      The Contract of Sale.

      Any and all rights, title and interest of LCOR or its Affiliates, if any, in and to the following assets and properties, to the extent they relate to the Business Property, owned by LCOR or its Affiliates and to the extent transferable:

      (a)   any and all tangible personal property relating thereto;

      (b) any and all existing and assignable bonds, warranties and guaranties;

      (c) all rights to the use of the name of the Business Property and all promotional material utilizing such name, all registrations of such name and all business and goodwill acquired in connection with the Business Property and symbolized by the use of such name;

      (d) all interests in service contracts, maintenance contracts or management agreements, and any and all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans, diagrams and studies of any kind, if any.

                                    EXHIBIT D

                    ANNUAL BUSINESS PLAN FOR FISCAL YEAR 2002

                               SEE ATTACHED PAGES.

                                    EXHIBIT E

                        CAPITAL ACCOUNTS OF LCOR AND PAMI
               PRIOR TO EFFECTIVE DATE PURSUANT TO SECTION 3.3(A)

                               SEE ATTACHED PAGES.

                                    EXHIBIT F

                     CAPITAL ACCOUNTS OF CAPITAL AND PAMI ON
               AND AFTER EFFECTIVE DATE PURSUANT TO SECTION 3.3(B)

                               SEE ATTACHED PAGES.

                                   EXHIBIT G

                FORM OF PROMISSORY NOTE EVIDENCING MEMBER LOANS

$[AMOUNT]                                                     [PLACE OF SIGNING]
                                                              As of [DATE]

      FOR VALUE RECEIVED, LIBERTYVILLE SL L.L.C., a Delaware limited liability company having its principal office at 901 Florsheim Drive, Libertyville, Illinois 60048 ("Borrower"), promises to pay on the Maturity Date (as defined in paragraph 1 below) to [NAME AND ADDRESS OF MEMBER] ("Lender"), or order, at said office, or at such other place as may be designated, from time to time, in writing by Lender, the principal sum of [AMOUNT OF MEMBER LOAN IN WORDS AND NUMBERS] in lawful money of the United States of America, with interest thereon from the date of this Note to and including the date this Note is paid in full calculated in the manner hereinafter set forth ("Loan").

            1. Borrower shall pay in full all principal, accrued interest and all other amounts due on or under this Note to Lender as soon as repayment of this Loan is permitted under the terms and conditions of (1) the Second Omnibus Extension and Modification Agreement dated as of December 20, 2002 among the Borrower, the Lender and the other parties thereto and (2) the documents evidencing loans to Borrower by banks and other financial institutions but in no event later than [INSERT DATE OF FINAL MATURITY OF GUARANTY BANK LOAN TO COMPANY IN LOAN DOCUMENTS, WITHOUT REGARD TO ANY LATER EXTENSION OF THE MATURITY OF THE GUARANTY BANK LOAN.]. The date on which this Note is payable in full by Borrower to Lender is sometimes referred to herein as the "Maturity Date."

            2. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Fixed Rate. The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time. The term "Fixed Rate" shall mean a rate per annum equal to 15%. The Fixed Rate shall be calculated on the basis of the actual number of days elapsed over a 360-day year.

            3. If this Note is not paid in full within three (3) business days following the Maturity Date, Borrower shall thereafter pay interest on the Principal Balance from the date of demand until the date the Principal Balance is paid in full at a rate per annum equal to 18%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which Borrower may by law pay.

            4. Borrower hereby agrees that the Loan shall be used solely for one or more of the purposes required or permitted by the Fourth Amended and Restated Limited Liability Company Agreement of Borrower dated as of December 20, 2002, as it may be amended or supplemented in accordance with its terms.

            5. Borrower hereby waives presentment and demand for payment other than as provided in paragraph 1 above, notice of dishonor, protest and notice of protest of this

      Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs may be added to the amount due under this Note and be receivable therewith) and to perform and comply with each of the terms, covenants and provisions contained in this Note, on the part of Borrower to be observed or performed. No release of security, if any, for the principal sum due under this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower under this Note.

            6. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Note Borrower is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been paid in reduction of the Principal Balance

            7. In the event of any dispute, claim or controversy of any kind between the parties concerning this Note, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith, on the selection of an arbitrator within 30 days, either party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the selected arbitrator. Such arbitrator shall be limited in his decision on each issue to a choice between the final position on that issue as requested by each party. Said arbitration shall be held in New York City or such other place as is mutually agreeable. The arbitration decision shall be final and binding on both parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the fees, costs and expenses of arbitration against the losing party if the arbitrator determines that the final position urged by the losing party was not reasonable.

            8. The terms of this Note shall be governed and construed under the laws of the State of New York.

            9. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

            10. Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Borrower.

            11. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors and assigns.

            12. Notices hereunder shall be given to the addresses stated in the first paragraph of this Note.

      IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.

                                 LIBERTYVILLE SL L.L.C.,

                                 a Delaware limited liability company

                                 By:  CAPITAL SENIOR LIVING PROPERTIES 4, INC.,

                                        authorized Member

                                 By:____________________________________________
                                    Name:
                                    Title: Authorized Signatory


                                 By: PAMI SENIOR LIVING INC., authorized Member

                                 By:____________________________________________
                                    Name:
                                    Title: Authorized Signatory

STATE OF                )

                        ) Section

COUNTY OF               )

      On the _____ day of _________, 200_, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me did depose and say that he is an Authorized Signatory of Capital Senior Living Properties 4, Inc., a Delaware corporation that is an authorized signatory for Libertyville SL L.L.C., and that he executed the foregoing instrument on behalf of said corporation and that he had the authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.


                                         _______________________________________
                                                       Notary Public

STATE OF                )

                        )Section

COUNTY OF               )

      On the _____ day of _________, 200_, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me did depose and say that he is an Authorized Signatory of PAMI Senior Living Inc., a Delaware corporation that is an authorized signatory for Libertyville SL L.L.C., and that he executed the foregoing instrument on behalf of said corporation and that he had the authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.


                                         _______________________________________
                                                       Notary Public

                                    EXHIBIT H

                        MEMBER LOANS OF CAPITAL AND PAMI

                  AS OF EFFECTIVE DATE PURSUANT TO SECTION 3.7


                                      H-1